                                                                   EXHIBIT 10.11


LEASE AGREEMENT

FROM

TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership LANDLORD

TO

PARADYNE CORPORATION
TENANT


PREMISES:

     The Research and Development Space located in Building G and Building H containing approximately 232,443 square feet and the Manufacturing Space located in Building G containing approximately 100,246 square feet





                        DATED:  Effective June 27, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

2.   Premises Demised . . . . . . . . . . . . . . . . . . . . . . . . . .      2

3.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

4.   Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

5.   Compliance With Legal Requirements . . . . . . . . . . . . . . . . .      4

6.   Tenant Improvements. . . . . . . . . . . . . . . . . . . . . . . . .      5

7.   Tenant's Personal Property . . . . . . . . . . . . . . . . . . . . .      5

8.   Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

9.   (Intentionally Deleted). . . . . . . . . . . . . . . . . . . . . . .      6

10.  Environmental Provisions . . . . . . . . . . . . . . . . . . . . . .      6

11.  Repairs and Maintenance. . . . . . . . . . . . . . . . . . . . . . .      9

12.  Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . .     11

13.  Tax Expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16

14.  Payment of Operating Expenses and Taxes. . . . . . . . . . . . . . .     18

15.  Services and Utilities . . . . . . . . . . . . . . . . . . . . . . .     19

16.  Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

17.  Assignment and Sublease. . . . . . . . . . . . . . . . . . . . . . .     24

18.  Damage or Destruction. . . . . . . . . . . . . . . . . . . . . . . .     25

19.  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . .     27

20.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27

21.  Subrogation and Waiver . . . . . . . . . . . . . . . . . . . . . . .     28

22.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28

23.  Interruption of Services . . . . . . . . . . . . . . . . . . . . . .     28

24.  Subordination and Non-Disturbance. . . . . . . . . . . . . . . . . .     29

25.  Landlord's Right of Entry. . . . . . . . . . . . . . . . . . . . . .     29

26.  Parking Facilities . . . . . . . . . . . . . . . . . . . . . . . . .     30

27.  Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30

28.  Rules and Regulations. . . . . . . . . . . . . . . . . . . . . . . .     31

29.  Common Areas, Energy Center and Access. . . . . . . . . . . . . . ..     31

30.  Use of the Roof and Building Structure . . . . . . . . . . . . . . .     32

31.  Tenant's Default; Rights and Remedies. . . . . . . . . . . . . . . .     33

32.  Technology Park and Building Security. . . . . . . . . . . . . . . .     37

33.  Landlord's Default; Rights and Remedies. . . . . . . . . . . . . . .     37

34.  Waiver of Landlord's Lien. . . . . . . . . . . . . . . . . . . . . .     38

35.  Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . .     39

36.  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . .     39

37.  Mutual Representation of Authority . . . . . . . . . . . . . . . . .     39

38.  Real Estate Brokers. . . . . . . . . . . . . . . . . . . . . . . . .     39

39.  Business Hours . . . . . . . . . . . . . . . . . . . . . . . . . . .     40

40.  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .     40

41.  Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .     40

42.  Recordable Memorandum. . . . . . . . . . . . . . . . . . . . . . . .     41

43.  Option to Renew. . . . . . . . . . . . . . . . . . . . . . . . . . .     41

44.  Right of First Opportunity and Restriction on Sale and
     Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

45.  New Building Rights of First Opportunity . . . . . . . . . . . . . .     44

46.  Radon Gas. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46

47.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .     46

48.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . ..     46

49.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47

50.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47

51.  Entire Agreement; Waiver . . . . . . . . . . . . . . . . . . . . . .     47

52.  Name of Technology Park. . . . . . . . . . . . . . . . . . . . . . .     48

53.  No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . .     48

54.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . .     48

55.  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . .     48



EXHIBIT A - PARADYNE TECHNOLOGY PARK. . . . . . . . . . . . . . . . . . .     50

EXHIBIT B - SITE PLAN OF BUILDING . . . . . . . . . . . . . . . . . . . .     51

EXHIBIT C - LEGAL DESCRIPTION OF LAND . . . . . . . . . . . . . . . . . .     52

EXHIBIT D - SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . .     53

EXHIBIT E - SUBORDINATION, NON DISTURBANCE AND
            ATTORNMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . .     54

EXHIBIT F - PARKING PLAN. . . . . . . . . . . . . . . . . . . . . . . . .     55

EXHIBIT G - RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . .     56

EXHIBIT H - RULES AND REGULATIONS FOR USE OF THE
            COMMUNICATION EQUIPMENT . . . . . . . . . . . . . . . . . . .     58

EXHIBIT I - MEMORANDUM OF LEASE. . . .  . . . . . . . . . . . . . . . . .     60

EXHIBIT J - TERMINATION OF MEMORANDUM OF LEASE. . . . . . . . . . . . . .     61

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease" made effective this 27th day of June, 1997, between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership, having an office at 210 West Pennsylvania Avenue, Suite 610, Towson, Maryland 21204 ("Landlord") and PARADYNE CORPORATION, a Delaware corporation ("Tenant"), having an office at 8545 126th Avenue North, Largo, Florida 33733.

                              W I T N E S S E T H:

     1.   Definitions.

          The following terms are defined in the paragraphs listed below:

          TERM                                              PARAGRAPH
          Additional Rent                                   4(b)
          Alterations                                       16(a)
          Buildings                                         2
          Business Hours                                    39(a)
          Casualty                                          18(a)
          Commencement Date                                 3
          Effective Date                                    17(d)
          Event of Default                                  31(a)
          Expense Year                                      12(a)(i)
          Expiration Date                                   3
          Fair Market Rent                                  43(b)
          Fixed Rent                                        4(a)
          Fixtures                                          16(h)
          Force Majeure                                     55
          Impositions                                       13(a)(ii)(1)
          Interest Rate                                     14(d)
          Land                                              2(
          Landlord's Notice                                 44(a)
          Landlord's Rental Notice                          43(c)
          Landlord's Statement                              12(a)(ii)
          Legal Requirements                                5
          Listed Broker                                     38(a)
          Net Rent                                          31(b)(ii)
          Operating Expenses                                12(a)(iv)
          Premises                                          2
          Primary Term                                      3
          Property                                          2
          Qualified Real Estate Appraiser                   43(f)
          Referee                                           43(d)
          Rent                                              4(a)
          Substantial Damage                                18(a)
          Substantial Taking                                19(a)
          Taking                                            19(a)
          Tax Year                                          13(a)(i)
          Taxes                                             13(a)(ii)
          Tenant's Property                                 7
          Tenant's Proportionate Share                      12(a)(iii)
          Term                                              3

     2.   Premises Demised.

          Landlord leases and demises to Tenant and Tenant leases and hires from Landlord the following space within the technology park known as Paradyne Technology Park more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Technology Park"): the research and development space located in Building G and Building H containing approximately 232,443 rentable square feet and the manufacturing space located in Building G which contains approximately 100,246 rentable square feet, as outlined on the site plan attached as Exhibit B, together, Building G and Building H shall be referred to herein individually as a "Building" and together as the "Buildings"). The term Premises and the term "Property" shall include, without limitation, the Building and the Land (as hereinafter defined) together with those certain appurtenant facilities located on the Land, including, without limitation, the loading dock, turnaround area and truck delivery area located behind the Buildings, the employee smoking facility located adjacent to the Building(s), a free-standing communication tower located adjacent to Building(s), the hazardous waste depository, the nitrogen tank facility located adjacent to Building(s) and the existing overnight delivery service depository, the location of which are all indicated on the site plan attached as Exhibit A, together with any future appurtenances made by Tenant as permitted pursuant to this Lease and the replacement of any such appurtenant facilities (collectively, such appurtenant facilities are called the "Tenant Amenities"). The Buildings are located on a parcel of land described on the attached Exhibit C (the "Land").

     3.   Term.

          (a) The primary term of this Lease (the "Primary Term") shall commence on June 27, 1997 (the "Commencement Date") and shall expire on 11:59 P.M. on the date which is ten (10) years after the Commencement Date (the "Expiration Date"). As used in this Lease, "Term" shall mean the Primary Term and any duly exercised renewal term(s).

          (b) If the Building is sold by Landlord within three (3) years after the Commencement Date of this Lease, at the election of the Landlord or its assignee, which election must be made within three (3) years after the Commencement Date, the Primary Term shall be extended for an additional two (2) years. Should such sale occur, as used in the Lease "Term" shall mean the Primary Term

(including such additional two-year term), and any duly exercised renewal term(s).

     4. Rental.

          (a) Tenant agrees to pay Landlord, without notice or demand, except as set forth herein, annual rent at the rate of Six and no/100ths Dollars ($6.00) per rentable square feet of the research and development space in the Buildings G and H during years one (1) through five (5) of the Primary Term (the "Fixed Rent"). Based on 232,443 rentable square feet of research and development space in Building G and Building H, the annual Fixed Rent during years one (1) through five (5) of the Primary Term shall be One Million Three Hundred Ninety-Four Thousand Six Hundred Fifty-Eight and no/100ths ($1,394,658.00) payable monthly in advance in installments of One Hundred Sixteen Thousand Two Hundred Twenty-One and 50/100ths Dollars ($116,221.50) on the first day of each month during years one (1) through five (5) during the Primary Term. Tenant agrees to pay Landlord annual rent at the rate of Seven and 50/100ths Dollars ($7.50) per rentable square feet for the research and development space in Building G and Building H for years six (6) through ten (10) during the Primary Term. Based upon 232,443 rentable square feet of research and development space in Building G and Building H, the annual Fixed Rent during years six (6) through ten (10) of the Primary Term for the research and development space in Building G and Building H shall be One Million Seven Hundred Forty-Three Thousand Three Hundred Twenty-Two and 50/100ths Dollars ($1,743,322.50) payable monthly in advance and in installments of One Hundred Forty-Five Thousand Two Hundred Seventy-Six and 88/100ths Dollars ($145,276.88) on the first day of each month during years six
(6) through ten (10) during the Primary Term. Tenant also agrees to pay to Landlord annual rent at the fixed rate of Four Dollars and no/100ths Dollars ($4.00) per rentable square feet on the 100,246 rentable square feet of manufacturing space in Building G during the Primary Term. Based upon 100,246 rentable square feet of manufacturing space in Building G, the annual Fixed Rent for the 100,246 rentable square feet of manufacturing space in Building G during the Primary Term shall be Four Hundred Thousand Nine Hundred Eighty-Four and no/100ths Dollars ($400,984.00) payable monthly in advance without notice or demand in installments of Thirty-Three Thousand Four Hundred Fifteen and 33/100ths ($33,415.33) on the first day of each month during each year of the Primary Term. Notwithstanding the foregoing, in the event the Commencement Date is other than the first day of a calendar month and/or in the event the Expiration Date is other than the last day of a calendar month, then the Fixed Rent and the Additional Rent for the first month of this Lease and/or the last month of this Lease, as applicable, shall be prorated on a per diem basis for the number of days in such month that Tenant occupies the Premises. Hereinafter, the term "Rent" shall mean the Fixed Rent and the Additional Rent.

          (b) Tenant shall pay to Landlord as Additional Rent all sales and use taxes imposed in the State of Florida, together with Tenant's Proportionate Share (defined below) of Taxes (defined below) and Operating Expenses (defined below). All payments which are due from Tenant to Landlord under this Lease except for the Fixed Rent are hereinafter called the "Additional Rent".

          (c) In the event Tenant does not remit payment of the Rent prior to the tenth (10th) day of the month by some verifiable means in accordance with paragraph 31 hereinbelow, Tenant shall pay to Landlord on the first day of the next month a late fee equal to five percent (5%) of the delinquent amount.

     5.   Compliance With Legal Requirements.

          (a) Tenant acknowledges that it is in possession of the Property and that as of the Commencement Date Tenant is responsible for ensuring that the Property and the uses and activities on the Property comply with all certificates, permits and approvals required by applicable laws, statutes, ordinances, orders, codes, rules and regulations of all federal, state, county, and local departments and agencies now in effect (collectively, the "Legal Requirements") as well as the terms of any restrictions which bind the Property and which are recorded on or before the Commencement Date. Tenant further agrees that it shall maintain all licenses required for its business operations at the Property and shall be responsible for ensuring that all Tenant Alterations and Tenant Improvements comply with all applicable Legal Requirements. Tenant's obligations under this Paragraph 5(a) shall include being responsible for ensuring that the Property complies with all future changes in Legal Requirements; provided, however, if a future change in Legal Requirements requires a structural change to any portions of the Buildings and such structural change is not due to the unique or specific nature of Tenant's use and occupancy of the Property (e.g., if the future change in Legal Requirements is generally applied to the Technology Park as a whole as opposed to a change in Legal Requirements specific to Tenant's unique or specific business), then Landlord shall be solely responsible for the cost of such structural changes.

          (b) Landlord shall comply with Legal Requirements applicable to the Common Areas of the Technology Park, including, without limitation, the roads and parking areas. Landlord's obligations under this Paragraph 5(b) shall include being responsible for ensuring that the Common Areas of the Technology Park comply with all future changes in Legal Requirements; provided, however, if a future change in Legal Requirements requires a change to the Common Areas because of the unique or specific nature of Tenant's use and occupancy of the Property, then Tenant shall be solely responsible for the cost of such change.

     6.   Tenant Improvements.

          Tenant acknowledges that it has inspected and approved the condition of the Property and that no improvements to the Property are required to be performed by Landlord as of the date hereof. Landlord acquired the Property from Tenant and Tenant acknowledges that it is familiar with the condition of the Property and accepts the Property in its AS IS CONDITION, WITH ALL FAULTS.

     7.   Tenant's Personal Property.

          Tenant acknowledges that it has installed its personal property, furniture, furnishings, signs, telecommunication and manufacturing equipment, machinery and trade fixtures (collectively, "Tenant's Property") on the Property and that the use, maintenance and repair of Tenant's Property shall remain Tenant's responsibility.

     8.   Use.

          Tenant's rental of the Property shall include the exclusive right to continue to use and occupy the Premises, the Exclusive Parking Areas (defined below) and the Tenant Amenities for general office, warehouse, manufacturing, and research and development uses and for any other purposes consistent with Legal Requirements which is consistent with its current use and consistent with the nature of the Buildings. Tenant's use of the Property shall not constitute and unreasonable waste thereof, reasonable wear and tear excepted, and Tenant's use of the Property shall not constitute an unreasonable public nuisance or unreasonably interfere with other Tenants of the Technology Park. Landlord agrees that the other tenants of the Technology Park shall not unreasonably interfere with Tenant's use of the Property. In the event Tenant's use of the Property changes from its existing use as of the Commencement Date and such change in use causes an increase in the Landlord's premiums for insurance, then Tenant shall pay to Landlord on demand as Additional Rent the amount of any increase in premiums for insurance caused by the change in use.

          Tenant shall also have the right to install, at its own expense, but for no Additional Rent: (i) an overnight delivery service depository on the Property or on land reasonably close to the Property if required or permitted by one or more delivery services; (ii) a free standing microwave or other communication tower within a reasonable proximity to the Buildings and located on the Property; and (iii) such other facilities located on the Property to serve Tenant's use desired by Tenant on the Property. So long as (A) such additional improvements do not physically and materially interfere with the access or the other rights of Landlord or other tenants of the Technology Park or their respective agents, guests, invitees and licensees over and across portions of the Technology Park to which they are legally entitled to access, (B) such improvement does not cost in excess of $100,000.00, and (C) such additional improvements are consistent with the current uses of the Technology Park and the improvements currently existing at the Technology Park and aesthetically compatible with the improvements now or hereafter existing at the Technology Park, LandLord's prior consent shall not be required. In the event the conditions set forth in paragraphs (A), (B) and (C) are not satisfied with respect to any proposed additional improvements, Tenant shall be required to obtain Landlord's prior written consent before installing such additional improvements, with consent shall not be unreasonably withheld, unreasonably delayed or unreasonably conditioned.

     9.   (Intentionally Deleted).

     10.  Environmental Provisions.

          (a)  Definitions.

               (i) "Environmental Condition" shall mean any noncompliance on or about the Property with any Environmental Law (as hereinafter defined).

               (ii) "Environmental Law" shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgements, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to the Handling (as hereinafter defined), emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, materials or wastes, including without limitation petroleum products, into the environment including, without limitation, ambient air, surface water, ground water, or land.

               (iii) "Handling" shall mean use, treatment, storage, manufacture, processing, distribution, transport, placement, handling, discharge, generation, production of disposal.

               (iv) "Tenant's Operations." The parties acknowledge that prior to the time of entry into this Lease, Tenant has owned and occupied the Property, the commencement of Tenants operations being approximately in 1980 with respect to Building G and approximately in 1982 with respect to Building
H. Throughout this Lease the term "Tenant's Operations" shall mean Tenant's use or occupancy of the Property commencing on the date and continuing through the term of this Lease and all extensions or renewals thereof.

               (v) "Notice" shall mean any notice or report, whether oral or written, of any the following:

                  (1) any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting the Handling of any Waste (as hereinafter defined) on or about the Property or relating to Tenant's use and Operations on the Property;

                  (2) any Spill (as hereinafter defined) or Environmental Condition on or about the Property or relating to Tenant's Operations on the Property;

                  (3) any dispute relating to Tenant's Handling of any Waste, Spill or Environmental Condition on or about the Property or relating to Tenant's use and Operations on the Property;

                  (4) any claims by or against any insurer related to or arising out of any Waste, Spill or Environmental Condition on or about the Property or relating to Tenant's use and Operations on the Property;

                  (5) any recommendations or requirements of any governmental or regulatory authority, or insurer relating to any Handling of Waste, Spill, or Environmental Condition on or about the Property, or relating to Tenant's use and Operations on the Property.

               (vi) "Spill" shall mean any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Property, whether sudden or gradual, accidental or anticipated, or of any other nature or manner that have or will occur during Tenant's use and Operations on the Property.

               (vii) "Waste" shall mean any contaminant, chemical, petroleum product, waste, waste product, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous or toxic substance, contaminant, pollutant, material, substance, or waste of any kind, any substance which is regulated by any Environmental Law.

          (b) Compliance with Environmental Laws. As a material inducement to Landlord to lease the Property to Tenant, Tenant covenants and warrants that Tenant and Tenant's use and Operations on the Property will at all times comply with and conform to all Environmental Laws, including without limitation, those Environmental Laws which relate to the Handling of any Waste on or about the Property.

          (c) Right of Entry/Compliance Inspections. Landlord is given the right, but not the obligation, to inspect and monitor the Property and Tenant's use and Operations on the Property in order to confirm Tenant's compliance with the terms and the representations set forth in this Paragraph 10.

          (d) Notice to Landlord. Immediately upon receipt of any Notice from any party, Tenant shall deliver to Landlord a true, correct and complete copy of any written Notice or a true, correct, and complete report of any nonwritten Notice.

          (e) Tenant's Indemnification of Landlord for Environmental Matters.

     Tenant hereby agrees that it will indemnify, defend, save and hold harmless the Landlord against and from, and to reimburse the Landlord with respect to, any and all damages, claims, liabilities, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, whether in court, out of court, in bankruptcy or administrative proceedings or on appeal), penalties, or fines, incurred by the Landlord by reason or arising out of: (a) the breach of any representation or undertaking of Tenant under this Paragraph 10 and also under those representations, warranties, covenants and agreements contained in Paragraph 9; (b) arising out of the Spill or Handling of any Waste by Tenant or any subtenant, licensee, concessionaire, manager, or other party occupying or using the Property, through authority of Tenant or in connection with Tenant's Operations on the Property; (c) arising out of any Notice, Spill or Environmental Condition or any other contamination governed by the terms of this Paragraph, including without limitation, (i) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work required by, or incurred by Landlord in response to the requirements imposed under any Environmental Law, (ii) any claims of third parties for loss, injury, expense, or damage of any kind or nature arising out of any Spill or handling of any Waste on, under, in, above, to or from the Property relating to Tenant's Operations on the Property; and (iii) any loss of use or diminution in value of the Property arising out of any Spill or Handling of any Waste on, under, in, above, to, or from the Property relating to Tenant's Operations on the Property.

          (f) Landlord's Indemnification of Tenant for Environmental Matters.

          Subject to all other provisions of this Lease, including but not limited to the nonrecourse limitations set out in Paragraph 33(c) hereof, Landlord hereby agrees that it will indemnify, defend, save and hold harmless the Tenant against and from, and to reimburse the Tenant with respect to, any and all damages, claims liabilities, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, whether in court, out of court, in bankruptcy or administrative proceedings or on appeal) penalties, or fines, incurred by or asserted against the Tenant by reason or arising out of: (a) any generation, handling, transportation, treatment, disposal or use of any Waste that occur on the Technology Park during the Term, except for any Waste associated with Tenant's Operations and except as to those obligations assumed by Tenant pursuant to the provisions of this Paragraph 10;
(b) arising out of the Spill or handling of any Waste by Landlord or by any tenant (other than Tenant), or licensee, concessionaire, manager, or other party occupying or using the Technology Park property pursuant to authorization of or lease from the Landlord; (c) arising out of any notice received by Landlord or any Spill or Environmental Condition relating to the use of the Technology Park by parties other than Tenant, including without limitation, with respect to all of the Technology Park other than the Property (i) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work required by, or incurred by Tenant in response to the requirements of any Environmental Law, (ii) any claims of third parties for loss, injury, expense, or damage of any kind or nature arising out of any Spill or Handling of any Waste on, under, in above, to, or from the Technology Park; and (iii) any loss of use or diminution in value of the Tenant's interest in the Property arising out of any Spill or Handling of any Waste on, under, in, above, to, or from the Technology Park relating to Landlord's operations on such Property.

          (g) Survival of Covenants, Representations and Warranties and Indemnities.

     Subject to all other provisions of this Lease, including but not limited to the nonrecourse limitations set out in paragraph 33(c) hereof, the convents, representations, warranties, indemnities and undertakings set forth in this Paragraph shall survive the expiration or termination of this Lease regardless of the issuance of any "No Further Action Letter" or other regulatory approval with respect to any site remediation.

     11.  Repairs and Maintenance.

          (a) During the Term, Landlord shall perform diligently, promptly and in a good and workmanlike manner in compliance with all applicable Legal Requirements, all maintenance, repairs and replacements to (i) the Energy Center (as herein defined); (ii) the structural components of the Buildings, including without limitation the roof, roofing system, exterior walls, load bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Buildings; (iii) the Buildings to assure the water tightness of the Buildings (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows, and skylights if required to assure water tightness); (iv) the lawn sprinkler, any flood control channels and any heating, ventilation and air conditioning systems within the Technology Park up to the Building envelope (except for the separate air conditioning units and separate heating units which only serve such Buildings, regardless of the location of such units which is the Tenant's responsibility to maintain, repair and replace, any exterior electrical and mechanical lines and equipment associated therewith up to each Building envelope; (v) all sanitary sewer, drainage, electrical, water and other utility improvements within the Technology Park up to each Building envelope; (vi) the parking lots, areas and garages, road and other common areas of the Property and improvements of the Technology Park (other than the interior of the Building), including, without limitation, the exterior lighting systems and entrances to and exits from the Technology Park; (vii) the exterior improvements to the Building, including walkways, shrubbery and landscaping; and (viii) the exterior glass, including cleaning and replacements. In addition, Landlord shall make any repairs which Tenant would otherwise be responsible for pursuant to Paragraph 11(b) to the extent such repairs are necessitated by damage caused by the negligence or willful misconduct of Landlord, its agents, independent contractors, representatives or employees unless such repairs are covered by any insurance policy maintained by Tenant. In the event Landlord fails to make any repairs required under this subparagraph (a), Tenant shall provide Landlord with written notice requesting that Landlord complete such required repairs. In the event Landlord does not complete such repairs within fifteen (15) days of receipt of written notice from Tenant to Landlord, then, in the event the Landlord has not commenced such required repairs within fifteen (15) days of receipt from Tenant and Landlord does not thereafter diligently complete such repairs, then Tenant shall be entitled to make such repairs on behalf of Landlord and Landlord shall reimburse Tenant for all reasonable expenses incurred by Tenant in making such repairs plus interest at the Interest Rate (defined below).

          (b) During the Term, Tenant shall, at its sole expense, in a good and workmanlike manner in compliance with applicable Legal Requirements (i) do its own redecorating of the interior of the Premises; (ii) perform all maintenance, repairs and replacements to the interior of the Buildings, such as changing filters and light bulbs and maintenance and repair of the elevators; (iii) maintain and replace all interior fire sprinklers, heating, ventilation and air condition systems and the electrical and mechanical lines and equipment associated therewith within each Building envelope; (iv) maintain and replace Tenant's Property and (vi) maintain and replace Tenant Amenities and the separate air conditioning units and separate heating units which only serve such Buildings, regardless of the location of such units. In addition, Tenant shall make any repairs which Landlord would otherwise be responsible for pursuant to Paragraph 11(a) to the extent such repairs are necessitated by damage caused by the negligence or willful misconduct of Tenant, its agents, independent contractors, representatives or employees unless such repairs are covered by any insurance policy maintained by Landlord. In the event Tenant fails to make any repairs or replacements required under this subparagraph (b), Landlord shall provide Tenant with written notice requesting that Tenant complete such required repairs or replacements. In the event Tenant does not complete such repairs or replacements within fifteen (15) days of receipt of written notice from Landlord, or in the event the required repairs or replacements are of a nature that they cannot be reasonably completed within fifteen (15) days, then in the event Tenant has not commenced such required repairs or replacements within fifteen (15) days of receipt of written notice from Landlord and Tenant does not thereafter diligently complete such repairs or replacements, then Landlord shall be entitled to make such repairs or replacements on behalf of Tenant and Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in making such repairs or replacements plus interest at the Interest Rate (defined below).

          (c) Landlord shall resurface and restripe the roads and parking areas of the Technology Park, including without limitation, the Exclusive Parking Area (as defined in paragraph 26 herein) when such resurfacing and restriping is necessary or desirable to maintain the Technology Park in accordance with reasonable standards for other business parks of the some quality as the Technology Park. The cost therefor shall be deemed an Operating Expense. All maintenance, repairs and replacements, including without limitation, any necessary upgrades, performed by Landlord shall performed in a prompt and diligent manner, in accordance with reasonable standards for other business parks in the Tampa Bay area of the same quality as the Technology Park and so as not to unreasonably interfere with Tenant's use of the Property.

          (d) Tenant shall deliver up and surrender to Landlord possession of the Property upon the expiration or earlier termination of the Term, in good order, condition and state of repair (except as may be Landlord's obligation under this Lease, and except for ordinary wear and tear and damage by casualty and condemnation.

     12.  Operating Expenses.

          (a) For purposes of Paragraphs 12, 13 and 14, the following Definitions shall apply.

               (i) "Expense Year" shall mean a calendar year or a portion of a calendar year during the Term.

               (ii) "Landlord's Statement" shall mean a statement furnished by Landlord to Tenant containing a computation or information relating to any Additional Rent asserted by Landlord to be due pursuant to the provisions of this Lease, and containing back up data reasonably sufficient for Tenant to verify the computation of Additional Rent.

               (iii) "Tenant's Proportionate Share" shall be based on rentable square feet in the Buildings compared to the total rentable square feet of all buildings within the Technology Park. If either of these figures shall vary during the Term, Tenant's Proportionate Share shall be appropriately adjusted.

               (iv) "Operating Expenses" shall mean

                  (1) All costs and expenses (and taxes thereon) paid by or on behalf of Landlord in respect of the operation, cleaning, repair, safety, management, security and maintenance of the Common Areas of the Technology Park and the Property (unless such services are provided by Tenant as provided herein), and the sidewalks, curbs, plazas and other areas adjacent to the Property, or the Common Areas of the Technology Park, including (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefits or similar expenses relating to, employees of Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Property and the Common Areas of the Technology Park; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any law or regulation, union contract or otherwise in respect of said employees; (iii) the cost of electricity, gas, steam, water, sewer, air conditioning and other fuel and utilities not the obligation of any particular tenant which pertain to the Common Areas of the Technology Park;
(iv) the costs of maintaining the Energy Center, (v) the cost of casualty, liability, and any other similar insurance, buy only to the extent a prudent landlord of a comparable business park would carry the type and amounts of such insurance; (vi) the cost of repairs, maintenance and painting, including costs to comply with governmental laws and the terms of any restrictions which bind the Property and the Common Areas of the Technology Park and which are recorded on or before the Commencement Date (to the extent compliance does not require capital improvements); (vii) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (viii) the cost of supplies, work clothes and dry cleaning; (ix) window cleaning, guard, watchman or other security personnel, service or system; (x) management fees no in excess of then prevailing market rates for management fees payable for management of other business parks of the same quality as the Technology Park; (xi) charges of independent contractors performing work included within this definition of Operating Expenses (including costs payable pursuant to service contract(s) entered into by Landlord to provide such services); (xii) telephone and stationery; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Building and the Common Areas of the Technology Park; (xiv) decorations; (xv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Property and the Common Areas of the Technology Park provided the original cost of such equipment did not constitute an Operating Expense; (xvi) exterior and interior landscaping, (xvii) the cost of guards and performing monitoring services for security purposes of the entire Technology Park as opposed to providing such services for any particular tenant or any particular building in the Technology Park;

               (v) "Operating Expenses" shall not include any of the following:

                  (1) Salaries or benefits for Landlord's executives and employees above the grade of building manager, and of any employee in excess of the time devoted to the Building.

                  (2) Any compensation paid to clerks/attendants or other persons, or other costs incurred in commercial concessions, including without limitation garage or other parking concessions operated by Landlord or others on the Property (but excluding any security guards).

                  (3) To the extent such costs constitute capital costs under generally accepted accounting principles ("GAAP"), the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems, or of any substantial component or part or such systems beyond the scope of routine maintenance and repair; or any other cost which is capital in nature (other than the cost of resurfacing the parking areas and driveways which cost shall be a reimbursable capital expenditure, as described herein), provided that if Landlord purchases any item of capital equipment or make any capital expenditure which reduces expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure may be included in Operating Expenses if amortized over the useful life of the item on a straight line basis, but only to the extent of the reduction in each Expense Year of expenses which would otherwise be included in Operating Expenses, until the savings or reductions in Operating Expenses equal Landlord's costs for such capital expenditure. If Landlord leases any items of capital equipment which results in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other cost paid pursuant to such leasing shall be included in Operating Expenses for the Expense Year in which they were incurred, but only to the extent of the reduction in each Expense Year of expenses which would otherwise be included in Operating Expenses.

                  (4) Expenditures for which Landlord is reimbursed from any insurance carrier, from any tenant, including the Tenant, or from any other source.

                  (5) Cost of repairs which are of a capital nature, replacements incurred by reason of fire or other casualty or condemnation.

                  (6) Advertising and promotional expenditures.

                  (7) Costs incurred in performing work or furnishing services for any tenant (including the Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant and Landlord's expense.

                  (8) Depreciation, except as provided above.

                  (9) Bad debt loss, rent loss, or reserves for either of them.

                  (10) Taxes.

                  (11) If Tenant pays separately for its own electricity, chilled water, potable water, non-potable water or any other utilities then Tenant shall not be charged for the cost of any such utilities separately provided to and paid for by Tenant or the cost of such utilities furnished to other tenants, provided that Tenant's Proportionate Share of common area electricity shall be included as an Operating Expense. Regardless of whether Tenant does or does not pay separately for its own electricity or other utilities, any overtime or excess usage solely for the benefit of other tenants shall be excluded form Operating Expenses.

                  (12) Financing costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments.

                  (13) Costs incurred in connection with the construction of the Building or the initial development of the Property.

                  (14) Costs for sculpture, decorations, paintings or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building.

                  (15) Costs, expenses or expenditures which should have been reimbursed by other tenants in the Technology Park.

                  (16) Additional costs incurred by Landlord arising out of its failure to perform or breach of any of its covenants, agreements, representations, warranties, guarantees or indemnities made under this Lease.

                  (17) Costs of compliance, fines or penalties incurred by Landlord due to Landlord's violations of or non-compliance with any applicable Legal Requirements.

                  (18) Costs incurred in the removal, abatement or other treatment of underground storage tanks placed on the Technology Park subsequent to the Commencement Date by a party other than the Tenant or Hazardous Substances present in the Building or on the Property which were placed on the Technology Park subsequent to the Commencement Date by a party other than the Tenant.

                  (19) Legal fees, space planner's fees, broker's commissions and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Building, or legal fees in connection with disputes between Landlord and any tenant of the Building, or between Landlord and any mortgagee.

                  (20) Except as provided in Paragraph 12(a)(vi)(3), lease payments for rented equipment, the cost of which equipment constitutes a capital expenditure if the equipment were purchased; and any late fees, penalties, interest charges or similar fees incurred by Landlord.

                  (21) Costs of improving, altering, constructing or redecorating any space leased to tenants of the Building.

                  (22) Any amounts paid to a person, firm, corporation, or other entity related to Landlord which is in excess of the amount charged by unaffiliated parties for comparable goods or services.

                  (23) Costs incurred by Landlord to remedy any defects in the design of or materials used in the Building or Building Equipment, or costs incurred by Landlord to repair or replace the structural steel framing, roof, roofing system, foundation and underground utility lines forming a part of or servicing the Building or the Property provided that at the Commencement Date Tenant did not have any knowledge, without any independent investigation, of such defects.

                  (24) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, or building managers.

                  (25) Costs and expenses paid or incurred by Landlord at any time during the Term to convert, modify, or replace

HVAC components in the Building using chlorofluorocarbons to alternative refrigerant technology or components or both.

                  (26) The cost of any political, charitable or civic contribution or donation.

                  (27) The cost of installing, operating and maintaining a specialty improvement not requested to or consented to in writing by Tenant which consent shall not be unreasonably withheld (provided, however, if such specialty improvement is reasonable and customary for other business parks in the Tampa Bay area of the same quality as the Technology Park such special improvement shall not be excluded from Operating Expenses even if Tenant's consent for the same was not obtained), including, but not limited to, an observatory, athletic, luncheon or recreational club or facility.

                  (28) The value or lost income to Landlord of any office space in the Building which is utilized for the management of the Building.

                  (29) Amounts paid as ground rental.

          (b) For each Expense Year falling wholly or partially within the Term, Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of the amount of Operating Expenses for such Expense Year. Landlord agrees that Tenant shall be entitled to submit to Landlord suggestions on how to efficiently operate the Technology Park.

     13. Tax Expense.

          (a) For purposes of Paragraph 13 the following Definitions shall apply.

               (i) "Tax Year" shall mean a calendar year or a portion of a calendar year during the Term.

              (ii) "Taxes" shall mean

                  (1) All real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Property, whether or not the same constitute one or more tax lots. If, however, by law, any assessment may be divided and paid in annual installments, then, for the purposes of this definition, (i) such assessments shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law, and (ii) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided.

                  (2) Any reasonable and appropriate expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Property.

                  (3) If at any time during the Term the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as a substitute for the whole or any part of the Impositions now levied, assessed or imposed on all or any part of the Property, there shall be levied, assessed or imposed (i) an Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) an Imposition measured by or based in whole or in part upon all or any part of the Property and imposed on Landlord, then all Impositions shall be deemed to be Taxes.

               (iii) "Taxes" shall not include any of the following:
Impositions upon improvements or alterations made by the Landlord or other tenants outside of the Premises, or upon additions to the Property or Building not requested or consented by Tenant; or penalties; or interest paid by the Landlord on account of taxes.

          (b) Tenant shall pay to Landlord as Additional Rent for such Tax Year, a sum equal to Tenant's Proportionate Share of the Taxes for such Tax Year.

          (c) If, as a result of any application or proceeding or otherwise, there should be a reduction in the Taxes for any Tax Year in respect of which Landlord shall have previously rendered a Landlord's Statement, any amounts due from Landlord to Tenant shall be paid to Tenant within twenty (20) days after by Landlord, unless Tenant advises Landlord within fifteen (15) days after receipt by Landlord of such refund to include an adjustment for the succeeding Tax Year to reflect such decrease in Taxes. Landlord may deduct from such refund all costs and expenses, including reasonable counsel fees, incurred by Landlord in connection with the application or proceeding to reduce the Taxes in respect of any Tax Year. Landlord shall promptly refund to Tenant, Tenant's Proportionate Share of any refunds in Taxes received after the Expiration Date of this Lease.

          (d) Landlord shall upon Tenant's written request provide Tenant with copies of all trim notices relating to ad valorem taxes for the Property within fifteen (15) days of receipt of such request. Tenant may, within fifteen (15) days of receipt of such tax notices, provide Landlord with notice that it desires that Landlord protest such taxes. In the event Landlord elects not to protest such taxes, Tenant shall have the right to contest the validity or the amount of any Taxes by appropriate proceedings in the applicable jurisdiction, and may defer payments of such obligations, pay same under protest, or take such other steps as Tenant may deem appropriate, provided the foregoing does not subject Landlord to any penalties or materially adversely affect Landlord's interest in or financing of the Property and provided Tenant posts security as required by law. Landlord shall cooperate in the institution and prosecution of any such proceedings and will execute any documents required therefor without cost or expense to Tenant. To the extent Tenant is successful in protesting the Taxes, the cost incurred by Tenant in connection therewith shall be reimbursed by Landlord; provided, however, to the extent the costs incurred by Tenant in connection therewith are greater than the reduction of the Taxes, Landlord's obligation to reimburse Tenant shall be limited solely to the reduction in the Taxes. To the extent the reduction in the Taxes is greater than the costs incurred by Tenant in connection with such protest, the net refund or rebate shall be refunded to Tenant pro rata in proportion to the assessed value of the Property compared to the assessed value of all real property covered by such tax bill.

     14. Payment of Operating Expenses and Taxes.

          (a) At least thirty (30) days prior to each Expense Year, Landlord shall advise Tenant in writing of Tenant's estimated Proportionate Share of the Operating Expenses for the ensuing Expense Year and of the Taxes for the Tax Year. Commencing on the first day of each month of the Expense Year, Tenant shall pay as Additional Rent one-twelfth (1/12th) of Tenant's estimated Proportionate Share of Operating Expenses and Taxes concurrently with the monthly Fixed Rent payment. As soon as is reasonably possible after the Commencement Date, Landlord shall advise Tenant in writing of Tenant's estimated proportionate share of the Operating Expenses and of the Taxes for the 1997 calendar year. Commencing on the first day of the first month of each month after the Commencement Date during the 1997 calendar year Tenant shall pay as Additional Rent in equal monthly installments during such calendar year Tenant's estimated Proportionate Share of Operating Expenses and Taxes concurrently with the payment of the monthly Fixed Rent Payment.

          (b) Within ninety (90) days after the close of each Expense Year and the 1997 Calendar Year as applicable, Landlord shall deliver to Tenant an itemized statement ("Landlord's Statement") showing in reasonable detail the
(i) actual Operating Expenses and Taxes for the Previous Expense Year or 1997 Calendar Year as applicable, broken down by component expenses; (ii) Tenant's Proportionate Share of such amounts; (iii) the amount paid by Tenant during the Expense Year towards the Operating Expenses and the amount paid by Tenant during the Tax Year towards the Taxes, and (iv) the amount Tenant owes to Landlord for such amounts, or the amount of the refund Landlord owes to Tenant. Any amount due from Landlord to Tenant under this Paragraph 14(b) (vi) shall be enclosed with Landlord's Statement. Any such amount due from Tenant to Landlord shall be paid within thirty (30) days after receipt of Landlord's Statement.

          (c) Landlord's failure to submit a Landlord's Statement to Tenant within eighteen (18) months after the expiration of any Expense Year or Tax
Year or 1997 Calendar Year shall be deemed a conclusive waiver of Landlord's right to any Additional Rent relating to such Landlord's Statement for such year unless Landlord gives Tenant written notice within eighteen (18) months after expiration of any Expense Year or Tax Year or 1997 Calendar Year that it is contesting a particular item then there shall not be a waiver as to that item. Landlord's failure to submit a Landlord's Statement shall not deprive Tenant of its right to recover from Landlord if Tenant's estimated payments exceed the amounts actually due from Tenant for Operating Expenses or Taxes. Subject to the preceding sentence, the obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

          (d) Landlord agrees to maintain complete records of all costs reimbursable by Tenant under the terms of this Lease. All such records shall be maintained in accordance with generally accepted accounting practices and shall be retained for a period of eighteen (18) months following the date on which such costs were charged to Tenant. Tenant shall have the right, through itself or its representatives, to examine, copy and audit such records at all reasonable times at Landlord's office during reasonable business hours. Each Landlord's Statement shall be conclusive and binding upon Tenant unless, within eighteen (18) months after the date of such Landlord's Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to the position of Tenant. If the dispute is resolved in Tenant's favor, Landlord shall immediately refund to Tenant any overpayment, together with interest at (i) three percent (3%) over the prime rate quoted by Chase Manhattan Bank, New York, New York or (ii) the highest rate permitted by law, whichever rate is less (the "Interest Rate"), from the date of Tenant's overpayment through the date of the refund. If the dispute is resolved in Landlord's favor, Tenant shall immediately pay to Landlord any underpayment, together with interest at the Interest Rate from the date of Tenant's underpayment through the date of the refund.

     15. Service and Utilities.

          (a) Landlord shall provide those services described on the attached Exhibit D and described herein. Notwithstanding any other provision of this Lease, Landlord shall in no event be liable to Tenant for any consequential damages suffered or incurred by Tenant resulting from or relating to Landlord's failure or delay in furnishing these services. Furthermore, only in circumstances where it has been demonstrated that the failure or material delay to provide such services has been caused by the negligence or willful misconduct of Landlord or of its agents or employees shall Landlord be liable to Tenant for direct damages suffered by Tenant as a result of such failure or material delay in furnishing such services.

          (b) Tenant shall provide its own cleaning and janitorial service.

          (c) Landlord shall provide, at its expense, all the services for which it is responsible under Paragraph 15 (a). Notwithstanding anything herein to the contrary, Landlord shall continue to provide and maintain dual feed facilities for electricity and water service to the Building provided that such dual feed facilities are legally permitted.

          (d) Tenant shall be responsible for and shall pay for all of its electricity consumed on the Premises. Electricity for the Premises is currently provided through a central meter. Tenant shall, at its cost, separately meter the electricity provided from the central meter to the Premises and Tenant shall pay the cost of electricity provided to the Premises directly to the utility. Landlord agrees that it shall not charge as a cost for electricity to the Common Areas more than the amount charged by the electricity provider. Under current Florida law, so long as the Landlord does not charge in excess of the amount charged by the electricity provider, Tenant's reimbursement of electricity charges are not subject to Florida's sales and use tax. So long as the Florida Department of Revenue does not change its position with respect to such charges, Landlord shall not charge Tenant sales and use tax on Tenant's reimbursement of electricity charges. If the Florida Department of Revenue determines that Landlord is marking up the electricity charges and charging more than the amount charged by the electricity provider, Landlord shall be solely responsible for any sales and use tax due and payable in connection therewith. Tenant shall also pay for its pro rata share of the cost to operate the Energy Center. Such pro rata share shall be based upon the gallons of chilled water delivered to the Premises from the Energy Center (as calculated by a separate meter installed by Tenant at its sole cost), compared to the total number of gallons of chilled water generated by the Energy Center and shall be paid by Tenant to Landlord at the same time that Fixed Rent is paid to Landlord. The proportionate share of chilled water used by Tenant shall then be used to calculate the cost of producing such chilled water based upon btu's consumed by the Energy Center and the actual cost incurred by Landlord to purchase such energy. Landlord warrants and represents that it will obtain Tenant's prior written approval which approval shall not be unreasonably withheld or unreasonably conditioned or unreasonably delayed before Landlord intentionally interrupts any of the following services: (i) chilled water, (ii) sewer services, (iii) potable water and (iv) electricity.

          (e) Tenant shall have the right, at any time or from time to time to install at its cost separate meters for all utility services to the Buildings, including without limitation, potable water, and non-potable water. If Tenant has such separate meters installed, Tenant's Proportionate Share of Operating Expenses shall not include the cost of such utilities that are separately metered and paid for by Tenant.

     16. Alterations.

          (a) Tenant may, at its own expense, make such changes, alterations, additions or improvements to the Property subsequent to the Commencement Date ("Alterations") and install such Tenant Property on the Property as will, in the judgment of Tenant, better adapt the same for its needs, provided that Tenant complies with the following provisions:

                  (i) The Alterations shall not result in a violation of or require a change in any certificate of occupancy applicable to the Buildings.

                 (ii) The outside appearance of the Building shall not be materially adversely affected; such Alterations shall not weaken or impair the structure, or materially reduce the value of the Premises or the Building.

                (iii) No part of the Building outside of the Premises shall be physically affected.

                 (iv) The proper functioning of the building equipment shall not be materially adversely affected.

                  (v) Prior to performing any construction activities, Tenant shall submit to Landlord, for Landlord's review and, if appropriate, approval, three (3) copies of final plans and specifications for the Alterations.

                 (vi) Upon completion of any Alterations (other than decorations), Tenant shall upon Landlord's request deliver to Landlord three
(3) copies of the "as-built" plans for such Alterations.

                (vii) The Alterations do not cause a violation of existing floor loads within the Premises and do not adversely affect in a material manner the structure of the Buildings.

                  (viii) The cost of the Alterations does not exceed One Million and no/100 Dollars ($1,000,000.00) in any calendar year.

                    (ix) The Alterations will not result in an increased burden upon the mechanical systems located within the Buildings.

                     (x) The Alterations will not result in the increased usage of chilled water from the Energy Center.

          (b) With respect to any Alterations that do not comply with Paragraph 16 (a) (i) through 16 (a) (ix), Tenant must obtain Landlord's prior written consent which shall not be unreasonably withheld, unreasonably delayed or unreasonably qualified.

          (c) In the event the cost of the Alteration is in excess of One Million and no/100 Dollars ($1,000,000.00), Tenant shall require its general contractor to post a payment and performance bond and Landlord shall be listed as an additional obligee on such bond. In the event the cost of the Alteration is less than One Million and no/100 Dollars ($1,000,000.00) and Tenant elects to require its general contractor to post a payment and performance bond, Tenant shall have the Landlord listed as an additional obligee on such bond.
In addition to the foregoing, in connection with any Alterations and in connection with the installation of Tenant's personal property, Tenant shall defend, indemnify and hold Landlord harmless from and against all injuries to persons or property arising as a result of the construction of the Alterations other than injuries arising as a result of the gross negligence or willful misconduct of Landlord's employees, agents, guests, and invitees, which indemnity shall include reasonable attorneys fees and paralegal fees incurred by Landlord in connection with such Alterations.

          (d) Tenant agrees that all Alterations shall at all times comply with all applicable Legal Requirements (including, if applicable, the Americans with Disabilities Act) and that Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the construction of such Alterations, (ii) deliver a copy of such items to Landlord (iii) cause all Alterations to be constructed in a good and workmanlike manner; and (iv) pay for any increases in Taxes arising as a result of such Alterations. Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations issued by any public authority having or asserting jurisdiction.

          (e) Throughout the making all Alterations (other than mere decorations, Tenant, at its expense, shall carry or cause its contractors to carry its workers, compensation insurance in statutory limits covering all persons employed in connection with such Alterations, (ii) general commercial liability insurance naming Landlord as an additional insured covering any occurrence in or about the Premises in connection with such Alterations which complies with the requirements of Paragraph 20 and which insurance shall have minimum limits of liability in the amount of One Million and 00/100 Dollars ($1,000,000.00). In addition, Tenant shall reimburse Landlord for all reasonable attorney fees' and paralegal fees' incurred by Landlord in connection with discharging or bonding any such liens pursuant to this subparagraph (e).

          (f) Landlord and Tenant agree that the Landlord's interest in the Property shall not be subject to a construction lien and Tenant agrees to comply with the provisions of Florida Statutes Section 713.10 with respect to notifying all contractors that the Landlord's interest in the Property is not subject to lien. Additionally, the Memorandum of Lease to be executed by the parties and recorded in the Public Records of Pinellas County, Florida, shall contain the requisite notice provided for under Florida Statute Section 713.10.

          (g) Tenant shall defend and indemnify Landlord against liability for any and all construction liens and other liens filed in connection with Alterations which indemnity shall include reasonable attorney fees' and paralegal fees incurred by Landlord in connection with such construction liens. Tenant, at its expense, shall procure the discharge of any such lien within thirty (30) days after the filing thereof against any part of the Property. If Tenant fails to discharge any such lien within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, upon giving ten (10) days prior written notice to Tenant, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings if Tenant has not discharged the lien within the ten (10) day notice period provided herein. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall be payable by Tenant upon demand.

          (h) Except for items constituting Tenant's Property, all Alterations and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not at the expense of Tenant, and whether or not Landlord's consent is required (collectively "Fixtures"), shall be and remain a part of the Premises, shall be deemed the property of Landlord as of the date such Fixtures are completed, attached to or built into the Premises and shall not be removed by Tenant. Fixtures shall include electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, except for movable partitions, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment except for cooling equipment which is attached to or used in

Tenant's manufacturing projects, and all fixtures, equipment and appurtenances of a similar nature or purpose. Any Alterations which shall involve the removal of any Fixtures shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with like property, of at least equal quality and value. Notwithstanding the foregoing, Tenant shall be required to remove at the end of the Term of this Lease, at the written request of Landlord, all those Alterations which are first installed subsequent to the Commencement Date provided that such Alterations (i) are not reasonably consistent with the type of improvements comprising the Buildings as of the Commencement Date; (ii) require Landlord's consent, if Landlord, at the time it gives such consent, expressly requires in writing removal or restoration of such Alterations; or (iii) are not substantially similar to the existing tenant improvements. In no event shall Tenant be required to remove any tenant improvements located on the Property as of the Commencement Date. Any Alterations and Fixtures not removed by Tenant at the end of the Term of this Lease shall become property of the Landlord. Except as otherwise provided in this Lease, to the extent Tenant is required to remove any Alterations or Fixtures, Tenant shall promptly repair any damage caused to the Premises by such removal and restore the Premises to its original condition reasonable wear and tear and damage by casualty and condemnation excepted.

     17. Assignment and Sublease.

          (a) Tenant may only with the prior written consent of the Landlord, which shall not be unreasonably withheld, delayed or qualified, assign this Lease or sublet the whole or any part of the Property or grant a license to use a portion of the Property. Notwithstanding any provision to the contrary, it is expressly understood and agreed to between the parties that Tenant without the prior written consent of Landlord can grant use rights to others in connection with its operations and services provided that such persons who are granted these use rights comply with the provisions of this Lease. It is expressly understood and agreed to between the parties that such users do not have any rights under this Lease.

          (b) Any assignment of this Lease or any sublease of the Premises or the grant of any license shall not relieve Tenant of any of its obligations under this Lease.

          (c) Landlord's failure to respond within twenty (20) days after receipt of Tenant's request and the information specified in Paragraph 17 (a)
(iv) shall be deemed approval of the proposed assignment or sublease or license.

          (d) The consent of the Landlord need not be obtained if the assignment or sublease or license is to any present or future successor or affiliate (including any wholly-owned subsidiary thereof) of Tenant, or to any unaffiliated new entities that may be formed by Tenant pursuant to a public offering, asset sale or any other type of reorganization, including any successor entity or subsidiary or affiliated entity thereof (collectively a "Tenant Affiliate"). For purposes of this Lease, the term Tenant Affiliate shall include any affiliate as such term is defined in The Securities Act of 1933 and the regulations promulgated thereunder and any successor to Tenant resulting from a merger or corporate reorganization so long as substantially all of the assets of Tenant are owned by such successor to Tenant. Tenant shall give Landlord written notice of any assignment to a Tenant Affiliate, including the effective date of the assignment ("Effective Date"). Landlord acknowledges that the Premises may be occupied by one or more Tenant Affiliates and their employees and that such use of the Premises shall not be considered an assignment or sublease, unless Tenant elects to treat it as such. Any of Landlord's representations, warranties, covenants, agreements, guarantees and indemnities made for the benefit of Tenant or any rights or privileges granted by Landlord to Tenant shall also inure to the benefit of such Tenant Affiliates and their employees. Notwithstanding anything in this subparagraph (d) to the contrary, Tenant's rights granted under this subparagraph (d) may not be exercised by Tenant if there is a monetary default by Tenant under this Lease beyond any applicable grace and cure period or if there is a non-monetary default beyond any applicable grace and cure period under this Lease on behalf of Tenant and Tenant has not commenced to cure such non-monetary default and is diligently proceeding to effect such cure.

          (e) Tenant agrees that it shall not without the prior written consent of Landlord mortgage or pledge as collateral its interest in this Lease.

          (f) Notwithstanding any provision in this Paragraph 17 to the contrary, Tenant shall not have the right to assign or sublease all or any portion of the Premises to any party pursuant to an agreement that extends the term of the Lease beyond the Expiration Date including any consensual voluntary termination evidenced by a termination of Lease signed by both Tenant and Landlord. Additionally, the consent by Landlord to any assignment or sublet requiring Landlord's consent shall not be construed as a waiver of Landlord's right to consent to any future subletting or assignment.

     18. Damage or Destruction.

          (a) If the Premises shall be so damaged by fire, other casualty, acts of God or the elements (a "Casualty") so that they cannot be restored or made suitable for Tenant's business needs within one hundred eighty (180) days from the date of the Casualty ("Substantial Damage"), then either Landlord or Tenant may terminate this Lease by written notice given to the other party within sixty (60) days after the date of the Casualty. If the Lease is so terminated, the termination shall be effective as of the date of the Casualty and the Rent shall abate from that date, and any Rent paid for any period beyond such date shall be refunded to Tenant. In addition, Landlord shall have the right to terminate this Lease in the event of any casualty occurring during the last year of this Lease unless Tenant exercises an option to extend the term of the Lease in accordance with the provisions set forth hereinabove, or if the Lender who has a mortgage encumbering the Property elects to apply the insurance proceeds in order to reduce the outstanding principal balance of the loan secured by a mortgage on the Property. Notwithstanding anything herein to the contrary, if the casualty is caused by the gross negligence or willful misconduct of Tenant or its employees, agents, guests or invitees, Tenant shall not have the right to terminate the Lease in accordance with this subparagraph
(a); provided, however, Landlord shall use its best efforts to restore the Premises as soon as reasonably possible. Additionally, if the casualty was caused by Tenant in accordance with the standards set forth in the preceding sentence, Tenant shall be required to pay for restoration costs not covered by insurance, including any deductible; provided, however, the obligation of Tenant to pay any amounts pursuant to this sentence shall not exceed Two Hundred Thousand and no/100 Dollars ($200,000.00). Finally, Tenant shall not have the right to terminate this Lease pursuant to this subparagraph (a) if at the time Tenant attempts to terminate this Lease, there exists a monetary default on behalf of Tenant beyond any applicable grace and cure period or there exists any non-monetary default on behalf of Tenant beyond any applicable grace and cure period for which Tenant has not commenced to cure and is diligently thereafter processing such cure; provided, however, if as a result of the casualty, Tenant cannot reasonably be expected to commence and prosecute the cure of a non-monetary default, then Tenant shall then be entitled to terminate this Lease pursuant to the provisions of this subparagraph (a).

          (b) If this Lease is not terminated as provided in Paragraph 18 (a), then Landlord shall, at its sole cost and expense, restore the Premises as speedily as practical to the condition existing prior to the Casualty. During the restoration period, the Rent shall abate for the period during which the Premises are not suitable for Tenant's business needs. If only a portion of the Premises is damaged, the Rent shall abate proportionatly based upon the square footage of the Premises that are not damaged by the casualty.

          (c) if Landlord, subject to Force Majeure not to exceed one hundred twenty (120) days, and subject to any delays occasioned by Tenant's actions or inactions or the actions or inactions of Tenant's agents or employees, does not restore the Premises as required in Paragraph 18 (b) within one hundred eighty
(180) days after the date of the Casualty, Tenant may terminate this Lease without incurring any liability to Landlord subsequent to the Casualty, provided (i) Tenant gives Landlord not less than thirty (30) days prior written notice, and (ii) Landlord does not complete the restoration during such thirty
(30) day period.

     19. Eminent Domain.

          (a) If there is a taking of the Property or the Premises by right or threat of eminent domain (a "Taking") which results in the remainder of the Premises being unable to be restored to a condition suitable for Tenant's business needs within one hundred eighty (180) days from the date possession is taken by the condemning authority ("Substantial Taking"), this Lease shall terminate. In such event, the Rent shall abate from the date of the Taking, and any Rent for any period beyond such date shall be returned to Tenant.

          (b) If there shall be a Taking which does not constitute a Substantial Taking, this Lease shall not terminate but Landlord shall, at its sole cost and expense, with due diligence, restore the Premises as speedily as practical to its condition before the Taking. During the restoration period, the Rent shall abate for the period during which the Premises are not suitable for Tenant's business purposes. If only a portion of the Premises is taken, the Rent shall abate proportionately based upon the square footage of the Premises that are taken by the condemnation.

          (c) Tenant shall not be entitled to any part of the payment or award for a Taking, provided that Tenant may file a claim for any loss of Tenant's Property; moving expenses; or for damages for cessation or interruption of Tenant's business, provided such claim will not diminish Landlord's recovery.

     20. Insurance.

          (a) Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, fire insurance, with standard "all risk" coverage for the Property. Such coverage shall equal one hundred percent (100%) of the replacement cost of the Buildings and any parking facility, exclusive of excavation, footings and foundations.

          (b) Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, comprehensive general liability insurance covering injuries occurring on the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than Ten Million Dollars ($10,000,000).

          (c) Tenant shall maintain, at its expense, during the Term, comprehensive general liability insurance for the Premises in a combined coverage for bodily injury and property damage in an amount not less than Ten Million Dollars ($10,000,000). Tenant shall name Landlord, and any mortgagee of which Landlord has advised Tenant, as additional insureds under such policy.

          (d) Tenant shall maintain such worker's compensation insurance as is required by applicable law.

          (e) The policy or policies evidencing such insurance for Paragraphs 20
(a), (b) and (c) shall provide that they may not be canceled or amended without thirty (30) days prior written notice being given to the party for whose benefit such insurance has been obtained. Prior to the Commencement Date, each party shall submit to the other insurance certificates demonstrating the required policies are in effect.

     21. Subrogation and Waiver.

          The parties release each other and their respective authorized representatives from any claims for injury to any person or damage to the Property that are caused by or result from risks insured against under any all risk or fire insurance policies carried by either of the parties. Each party to the extent possible shall obtain, for each policy of insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance and each party to the extent permitted, for itself and its insurer, waives all such insured claims against the other party. If such waiver or agreement shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after notice thereof. If the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver or agreement shall (if obtainable) be included in the policy.

     22. Indemnity.

          (a) Tenant shall defend, indemnify and save harmless the Landlord, its affiliates, agents, employees, guests and invitees, and their officers, directors, shareholders and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by any action or omission of Tenant or Tenant's agents, employees, guests or invitees, or any failure on the part of Tenant to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Landlord, or its employees, contractors, agents or representatives.

          (b) Landlord shall defend, indemnify and save harmless the Tenant and Tenant Affiliates, agents, employees, guests and invitees, their officers, directors, shareholder and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by any action or omission of Landlord or Landlord's agents, employees, guests or invitees, or any failure on the part of Landlord, to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Tenant, or is employees, contractors, agents or representatives.

     23. Interruption of Services.

          If Landlord fails to deliver electricity, chilled water, potable water and sewer, and such failure continues for seven (7) consecutive calender days in any one-month period, after Tenant's written notice to Landlord specifying the nature of the such failure and such failure is not caused by (i) Tenant or the agents, contractors or employees of Tenant, (ii) by an event of force majeure as defined in Paragraph 55 hereof, or by acts of the ultimate third party supplier of such services, Tenant shall have the right to abate Rent commencing on the eighth (8th) day that such services are interrupted until such interrupted services are fully restored.

     24. Subordination and Non-Disturbance.

          Tenant's interest in this Lease shall be subordinate to the lien of any mortgage or deed of trust which may now or hereafter be placed on the Property provided that Landlord supplies Tenant with an acceptable form of Subordination, Non-Disturbance and Attornment Agreement from any present and future mortgagee, trustee, fee owner, prime lessor or any person having an interest in the Premises. Attached hereto as Exhibit "E" is an acceptable form of Subordination, Non-Disturbance and Attornment Agreement.

     25. Landlord's Right of Entry.

          (a) Landlord has the right to enter the Premises at any reasonable time upon twenty-four (24) hours prior written notice to Tenant, or without notice in case of emergency, for the purpose of performing maintenance, repairs, and replacements to the Premises as are permitted under this Lease.

          (b) Upon reasonable notice to Tenant and subject to Tenant's standard security check, Landlord may, during the Term, show the Premises to prospective purchasers and mortgagees, and, during the nine (9) months prior to expiration of this Lease, to prospective tenants.

          (c) In exercising its rights under this Paragraph, Landlord shall not materially interfere with or disrupt the normal operation of Tenant's business. Landlord, and any third parties entering the Premises at Landlord's invitation or request shall at all times strictly observe Tenant's rules relating to security on the Premises. Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

     26. Parking Facilities.

          Tenant, its employees, agents, customers and visitors shall have the exclusive right to use the 684 parking spaces located on Lot 4, Lot 5, Lot 6 and a portion of Lot 3 all as graphically described on Exhibit F attached hereto (the "Exclusive Parking Area"). Tenant, its employees, agents, customers and visitors shall also have the exclusive right to use the 81 parking spaces located and designated for such use on Lot 3 until such time as another tenant located in buildings A through F of the Technology Park requires the use of such parking space. Finally, Tenant, its employees, agents, customers and visitors shall have the exclusive right to use the 216 parking spaces located and designated for such use on Lot 3 (the "216 Parking Spaces") unless within a period of three (3) years from the "Effective Date" another tenant in buildings A through F of the Technology Park requires the use of such parking space or if any governmental authority having land use regulatory authority over the Technology Park determines buildings A through F require Landlord and its tenants in those buildings to have access to more parking spaces. In that event, Tenant shall have the option of either (i) giving such tenant in Buildings A through F the right to use such portion of the 216 Parking Spaces that such tenant requires or (ii) pay for the construction costs of such parking spaces that the tenant of buildings A through F requires not to exceed 216 Parking Spaces and at a rate not to exceed One Thousand and 00/100 Dollars ($1,000.00) per parking space of (iii) giving such tenant a portion of the 216 Parking Spaces and paying for the remaining spaces that such tenant requires at a rate not to exceed One Thousand and 00/100 Dollars ($1,000.00). All parking shall be provided at no cost to Tenant during the Term. Tenant agrees that notwithstanding any provision to the contrary, Tenant, its employees, agents, customers and visitors shall not park in any other areas of the Technology Park.

     27. Signs.

          Landlord shall place the Tenant's name and location on the bulletin board or directory in the Technology Park, and afford Tenant, without charge, the placing of the customary number of names in the Technology Park directory. If customary in the Technology Park Tenant shall be permitted to place its name on the exterior doors or other locations on the Buildings. Tenant shall be entitled to have an outdoor sign identifying Tenant placed on the Property at a location reasonably acceptable to Landlord, at Tenant's sole cost and expense, and in compliance with applicable Legal Requirements. Tenant shall also be entitled to continue to have and maintain its sign on Ulmerton Road (in the same location as said sign currently exists provided that the applicable governmental authorities permit the Location of such signs) and the directional signs within the Technology
Park which give direction to the Buildings. Directional signs for Tenant within the Technology Park shall not be relocated or altered without Tenant's prior approval, which shall not be unreasonably withheld. Notwithstanding anything in this paragraph 27 to the contrary, Landlord shall have the right to construct a monument sign for the Technology Park so long as Tenant is provided top of monument space if Tenant is leasing the same amount or more space than Tenant leased at the Commencement Date. In such event, Landlord shall have the right to remove the signage on Ulmerton Road at Landlord's sole cost and expense. Additionally, Landlord shall have the right to replace the directional signs within the Technology Park so long as such new directional signs still provide directions to the Buildings and the design and location of such new directional signs are approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

     28. Rules and Regulations.

          Tenant agrees to comply with all reasonable written rules and regulations which the Landlord may establish for the protection and welfare of the Tenant, the Building and all the other tenants and occupants, provided that no rule or regulation shall be applied against Tenant which is not applied against other tenants of the Technology Park and such rules and regulations shall not unreasonably and materially interfere with Tenant's use of the Premises. Tenant shall be given a copy of the rules at least ten (10) days before they become effective. A copy of the current rules and regulations are attached as Exhibit "G". In the event of a conflict between the rules and regulations, and the provisions of this Lease, the provisions of this Lease shall prevail.

     29. Common Areas, Energy Center and Access.

          (a) Tenant shall have full and unrestricted access to the Premises at all times. Tenant shall have the non-exclusive right to use all Common Areas and Landlord shall have the right to increase or decrease or reconfigure the Common Areas, so long as the changes do not materially interfere with Tenant's use of or access to the Property. Common Areas means all areas, facilities and improvements provided in the Technology Park from time to time for the convenience and use of tenants in the Technology Park and shall include, but not be limited to, the parking areas and facilities, the Energy Center and monitoring system for security purposes, sidewalks, landscaped areas, access and interior roads and lighting facilities. If access to any public road, including, without limitation, Ulmerton Road, 126th Avenue, and Starkey Road, is via private roads or streets, Tenant shall have the right to use such private roads and streets for ingress to the Building and Premises and for egress from the Building and Premises via such private roads or streets to all public roads, including, without Limitation, Ulmerton Road, 126th Avenue, and Starkey Road.

          (b) Tenant shall continue to have the exclusive right for ingress to and egress from the Property via 126th Avenue for Tenant and its employees, agents, licensees and invitees. As part of Tenant's exclusive right of ingress and egress via 126th Avenue, Tenant shall have the right to provide security for such ingress and egress via 126th Avenue at Tenant's sole cost and expense and to limit such access via 126th Avenue by the use of gates and such other means as determined by Tenant in its sole discretion. Notwithstanding the foregoing, Landlord shall have the right to redesign the access point via 126th Avenue at Landlord's sole cost and expense. In the event Landlord elects to redesign such access point, Landlord shall assume maintenance and operation of the existing card entry system and in such event, Tenant's right to use such access point shall be non-exclusive with the rights of other tenants of the Technology Park. Notwithstanding anything herein to the contrary, Landlord's redesign of the access point via 126th Avenue shall be subject to Tenant's reasonable review and approval and shall be in compliance with all applicable laws, rules and regulations.

          (c) Landlord agrees that all improvements constructed within the Common Areas of the Technology Park and the Property subsequent to the date hereof by Landlord, its agents, employees or contractors and any alterations, repairs and replacements of any such improvements, shall at all times comply with all applicable Legal Requirements (including, if applicable, the Americans with Disabilities Act) and that Landlord shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the construction or repair, alteration or replacement of any such improvements, and (ii) cause all such improvements and repairs, alterations or replacements thereof to be constructed in a good and workmanlike manner.

     30. Use of the Roof and Building Structure.

          Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, unreasonably conditioned or unreasonably delayed, Tenant and Tenant Affiliates shall have the right to use a portion of the roof of the Building and building structure and structures within reasonable proximity of the Building for installation and use of one or more microwave dishes or other communications radio antenna and associated equipment ("Communication Equipment"); provided, however, Tenant shall maintain, repair and replace any Communication Equipment located on the Buildings and Property as of the Commencement Date without obtaining Landlord's consent. Tenant shall have no obligation to pay Rent for such right, but Tenant shall, at its sole cost and expense, maintain any Communication Equipment in good condition and repair, and comply with the terms and conditions set forth on Exhibit "H" for use of the roof and building structure. Tenant's installation and use of any other microwave tower or other communication antenna and associated equipment as contemplated in Paragraph 8 herein shall also be deemed to be Communication Equipment under this Lease.

     31. Tenant's Default: Rights and Remedies.

          (a) The occurrence of any one or more of the following matters constitutes an "Event of Default" by Tenant under this Lease:

               (i) failure by Tenant to pay to Landlord Rent within ten (10) days after receipt of written notice from Landlord of such failure to pay on the due date; provided, however, in the event Landlord is required to deliver written notice to Tenant to pay the Rent twice in any consecutive twelve (12) month period, thereafter, Landlord shall not be obligated to provide written notice to Tenant and it shall be an Event of Default for Tenant to fail to pay said Rent on or before the tenth (10th) day of the month. Tenant shall have the burden to prove that the Rent was sent to Landlord by some verifiable fashion (verifiable fashion shall only mean obtaining a federal wire transfer number, or possessing a receipt from an overnight courier. So long as Tenant can establish that the Rent was sent in some verifiable manner, it shall not be an Event of Default hereunder if Landlord has not actually received said Rent on or before the tenth (10th) day of each month; however, Tenant shall be obligated to make certain that the Rent is paid to Landlord within two (2) business days of the date that Landlord notifies Tenant by telephone or mail that Tenant did not receive such payment. Tenant designates James Slattery, whose address is 8545 126th Avenue, Largo, Florida 33773, as the person who is to receive notice under this Paragraph on Tenant's behalf. Tenant may choose the person who is to receive notice under this Paragraph by giving Landlord written notice or such change;

               (ii) failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after receipt of written notice from Landlord to Tenant, except that if the default cannot be cured within the thirty (30) day period, it shall not be considered an Event of Default if Tenant commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to seek to effect such cure;

               (iii) the entry against Tenant of a decree or order for relief in an involuntary case under the federal bankruptcy, laws (as now or hereafter constituted) or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) for Tenant or for any substantial part of Tenant's property, or an order for the winding-up or liquidation of Tenant's affairs which proceeding is not dismissed within one hundred eighty (180) days;

               (iv) the commencement by Tenant of a voluntary case under the federal bankruptcy laws (as now constituted or hereafter amended) or any other applicable federal or state bankruptcy, insolvency, or other similar law or the taking of corporate action by Tenant in furtherance of any of the foregoing;

               (v) entry of a judgment against the Tenant in excess of $500,000.00 which judgment is no longer subject to appeal and which judgment remains unsatisfied for thirty (30) days after receipt of written notice from Landlord to Tenant requiring that such judgment be satisfied;

               (vi) appointment of a receiver for all or substantially all of Tenant's assets which receiver is not discharged within thirty (30) days of written notice from Landlord to Tenant;

               (vii) Tenant's abandonment of the Premises for more than thirty
(30) consecutive days;

               (viii) seizure of a material portion of Tenant's personal property located on or at the Premises.

          (b) If an Event of Default by Tenant occurs beyond any applicable grace and cure period, Landlord may do any of the following:

               (i) terminate this Lease, in which event the Term shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

               (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating the Lease and Landlord, on Tenant's behalf, without termination of this Lease, may at Landlord's option, evidenced by written notice to Tenant, terminate Tenant's right to possession and enter upon and re-let the Premises at the price obtainable by reasonable effort, without advertisement, and by private negotiations and for any term Landlord deems proper. If Landlord retakes possession of the Premises for its own account or for the account of Tenant, Landlord shall exercise good faith efforts in attempting to relet the Premises to mitigate damages. Tenant shall upon receipt of such notice surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof; and remove all persons and effects therefrom in accordance with applicable law.

Tenant shall be liable to Landlord for the deficiency, if any, between the amount of all Rent reserved in this Lease and the net rent, if any, collected by Landlord in reletting the Premises (the "Net Rent"), which deficiency shall be due and payable by Tenant for the period in which Rent reserved in the Lease would have been due and payable. Net Rent shall be computed by deducting from gross rents collected all reasonable expenses or costs of whatsoever nature incurred by Landlord in reletting the Premises, including, but not limited to attorneys' fees incurred in retaking possession of the Premises and/or negotiating a new lease for the Premises, broker's commissions with respect to the reletting of the Premises only, rent concessions with respect to the Premises only and the cost of renovating or remodeling Premises.

               (iii) Landlord may declare immediately due and payable all Fixed Rent which aggregate amount shall be discounted to present value at a discount rate equal to the Interest Rate, in which event, upon payment of the accelerated rent, Tenant shall have the right to remain in possession of the Property for the remaining term of this Lease; or

                (iv) Landlord may pursue any other remedies which may be available to it from time to time under Florida law.

          (c) If Landlord elects to terminate this Lease and the Term and estate hereby granted shall terminate for an Event of Default as provided in Paragraph 31(b), then

                 (i) Landlord and Landlord's agents may thereupon re-enter the Premises or any part thereof by summary proceedings or by any other applicable proceeding and may repossess the Premises and dispossess Tenant and any other persons therefrom and remove any and all of its or their property and effects from the Premises, and

                (ii) Landlord, at its option, may relet the whole or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant(s), for such term(s) ending before, on or after the Expiration Date, at such rental(s) and upon such other conditions, which may include concessions and free rent periods, as Landlord may reasonably determine to be necessary. Landlord shall use reasonable efforts to relet the Premises or parts thereof. Landlord may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Premises as Landlord, in its reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

          (d) Should this Lease be terminated as provided in Paragraph 31(c), or by or under any other proceeding, or if

Landlord shall re-enter the Premises, Landlord shall be entitled to recover, and Tenant shall pay, as and for agreed damages therefor, the then cost of:

               (i) restoring the Premises to the same condition as that in which Tenant has agreed to surrender them to Landlord on the Expiration Date; and

              (ii) completing in accordance with this Lease any improvements to the Premises or for any part thereof.

          (e) if an Event of Default by Tenant or any person claiming through or under Tenant of any of the terms of this Lease should occur, Landlord shall be entitled to seek to enjoin such default and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease, except that Landlord shall not have any right to place a lien on any of Tenant's Property and Landlord expressly waives and releases any right to obtain such lien.

          (f) Should this Lease be terminated by Landlord as provided herein,

               (i) Tenant shall pay to Landlord all Rent to the date upon which this Lease shall have been terminated.

              (ii) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (A) the rent that would have been payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term and (B) the net amount, if any, of rents ("Net Rent") collected under any reletting effected pursuant to the provisions of this Paragraph 31 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease or Landlord's re-entry, including all repossession costs, brokerage commissions, legal expenses, alteration costs and other expenses of preparing the Premises for such reletting).

          (g) Whether or not Landlord shall have collected any monthly deficiencies as provided in Paragraph 31(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as liquidated damages and not as a penalty, a sum equal to the amount by which (A) the Fixed Rent and Additional Rent payable hereunder for the period ending on the Expiration Date and beginning on the latest of the date of termination of this Lease, the date of re-entry by Landlord or the date through which monthly deficiencies shall have been paid in full exceeds (B) an amount equal to the then fair and reasonable rental value of the Premises for the same period, both amounts discounted to present value at the Interest Rate. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises or any part thereof shall have been relet by Landlord for the period which otherwise would have constituted all or any part of the unexpired portion of the Term, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises (as the case may be) so relet during the term of such reletting.

          (h) In no event shall Tenant be entitled (A) to receive any excess of any Net Rent under Paragraph 31(f) over the sums payable by Tenant to Landlord hereunder or (B) in any suit for the collection of damages pursuant to this Paragraph 31 to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord. Should the Premises or any part thereof be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and the expenses of reletting.

          (i) If Landlord spends any money to cure such Event of Default by Tenant, then Landlord shall also be entitled to interest on such expenditure at the Interest Rate.

          (j) Nothing contained herein shall be construed as limiting or precluding the recovery by Landlord from Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     32. Technology Park and Building Security.

         Landlord shall have the obligation as part of its services to provide reasonable security for the Common Areas of the Technology Park. Notwithstanding Landlord's obligation to provide security for the Common Areas of the Technology Park, Landlord cannot guaranty the efficacy of such security and Tenant will not hold Landlord responsible for theft, vandalism or other crimes occurring within the Technology Park. Tenant shall have the responsibility for providing security service, at its cost, for access to the Premises and for the Buildings. Any security services provided by Tenant for Tenant's benefit, shall not be deemed to be a security service for any other tenant of the Technology Park or for Landlord, but shall be provided for Tenant's sole benefit.

     33. Landlord's Default; Rights and Remedies.

          (a) The occurrence of the following constitutes an "Event of Default" by Landlord under this Lease:

     Failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt of written notice from Tenant to Landlord, except that if such default cannot be cured within such thirty
(30) day period, it shall not be considered an Event of Default if Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to seek to effect such cure. Notwithstanding the foregoing, in the event of an emergency, Tenant shall have the obligation to notify Landlord of the emergency if it is reasonably feasible to do so under the circumstances which notice can be by telephone or in writing or in person and thereafter to immediately commence to correct such emergency situation. Landlord designates Norman Mansour, Florida Real Estate Advisors, whose telephone number is (813) 286-2856, as the person who is to receive notice under this Paragraph. Landlord may change the person who is to receive notice under this Paragraph by giving Tenant written notice of such change.

          (b) If an Event of Default by Landlord occurs which has not been cured, or which Landlord has not commenced to cure, within thirty (30) days after notice of such default has been delivered to Landlord or if Landlord does not diligently and continuously prosecute such cure, then in that event, Tenant shall have the right, but not the obligation, to spend such amount as is reasonable and necessary to cure such Event of Default. If Tenant spends any money to cure such Event of Default by Landlord, then Tenant shall also be entitled to interest on such expenditure at the Interest Rate.

          (c) If an Event of Default by Landlord occurs, Tenant shall have all rights and remedies available at law or in equity, plus interest on such expenditure at the Interest Rate. Landlord's liability for any Event of Default by Landlord under this Lease shall be limited to Landlord's equity in the Technology Park. Additionally, upon any sale or other transfer of the Technology Park to an unrelated third party, Landlord shall be relieved of all obligations arising under this Lease from and after the date title to the Technology Park transfers of record to the unrelated third party.

     34. Waiver of Landlord's Lien.

         Landlord hereby waives any right it may have by law, contract or otherwise, to a lien upon Tenant's Property or any other property owned or controlled by Tenant within the Technology Park, including, without limitation, the Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to encumber its leasehold interest in the Lease and if the leasehold interest is foreclosed or transferred in lieu of foreclosure, the successful bidder or purchaser shall be deemed to be approved by Landlord to the same extent as a Tenant Affiliate.

     35. Holding Over.

         Should Tenant remain in possession of the Property after the expiration of this Lease with Landlord's consent, Tenant shall be a tenant from month-to-month of the Property, under all the terms and conditions of this Lease for the first thirty (30) days of the holdover and thereafter at a Fixed Rent of one hundred fifty percent (150%) of the then applicable Fixed Rent prorated on a daily basis. Such month-to-month tenancy may be terminated by either Landlord or Tenant as of the end of any calendar month upon at least thirty (30) days prior written notice. Should Tenant remain in possession of the Property after the expiration of this Lease without Landlord's consent, Landlord shall have all rights and remedies permitted by law with respect to evicting Tenant or permitted under this Lease with respect to other remedies of Landlord for Tenant's Default; however, notwithstanding any provision to the contrary, Landlord shall not be entitled to recover from Tenant more than one hundred fifty percent (150%) of the then applicable Fixed Rent prorated on a daily basis for the holdover period.

     36. Quiet Enjoyment.

         Landlord covenants that if and for so long as Tenant pays the Rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term against any and all claims arising out of persons claiming by or through Landlord.

     37. Mutual Representation of Authority.

          (a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and each party makes these representations knowing that the other party will rely thereon.

          (b) The signatories on behalf of Landlord and Tenant further represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

     38. Real Estate Brokers.

          (a) Tenant represents that Tenant has dealt directly with and only with Granite Partners, Inc. (the "Listed Broker") (whose commission shall be paid by Tenant pursuant to separate agreement), in connection with this Lease and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

          (b) Landlord represents that Landlord has not dealt with any broker in connection with the execution of this Lease and Landlord agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Landlord's breach of this representation.

     39. Business Hours.

          (a) "Business Hours" shall mean twenty-four (24) hours a day, including Saturdays and Sundays.

          (b) During Business Hours, Tenant shall have unrestricted access to the Premises, and Landlord shall furnish, without extra charge, all services and utilities required under this Lease.

     40. Attorneys' Fees.

         In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgement is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees and paralegals' fees and costs of the prevailing party whether incurred at trial, on appeal or in bankruptcy and/or administrative proceedings.

     41. Estoppel Certificate.

          (a) Tenant agrees, upon not less than twenty (20) days prior written request by Landlord, to deliver to Landlord a statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the modifications);
(ii) the date upon which Tenant began paying Fixed Rent and the dates to which the Fixed Rent has been paid; (iii) that, to the best of Tenant's knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof; (iv) that there has been no prepayment of Fixed Rent other than that provided for in this Lease; and (v) such other information as Landlord may reasonably request. Said estoppel certificate may be relied upon by Landlord's mortgagee or a potential purchaser of the Technology Park. Tenant also agrees to provide Landlord with current financial statements of Tenant upon the request of Landlord; provided, Landlord shall not make such a request more than once a year.

          (b) Landlord, upon not less than twenty (20) days prior written request from Tenant, shall furnish a statement in writing to Tenant covering the matters set forth in Paragraph 40(a), to the extent applicable to Landlord.

     42. Recordable Memorandum.

         Landlord and Tenant agree not to record this Lease, but each party agrees, upon request by the other, to execute a memorandum of this Lease in recordable form and in the form attached hereto as Exhibit "I". If requested by Landlord, Tenant agrees to execute and deliver to Carlton, Fields, Ward, Emmanuel, Smith & Cutler, to hold in escrow, a termination of the memorandum of lease, the form of which termination is attached hereto as Exhibit "J".

     43. Option to Renew.

          (a) Landlord hereby grants to Tenant the exclusive and irrevocable option to renew this Lease for two (2) additional terms of five (5) years each by giving Landlord written notice at least twelve (12) months prior to the Expiration Date of the Primary Term or any applicable renewal period.

          (b) The renewal shall be on the same terms and conditions as this Lease, except that the Fixed Rent shall be ninety-five percent (95%) of Fair Market Rent. "Fair Market Rent" shall mean (i) rent in comparable buildings in the relevant competitive market including concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other such concessions which rent shall be calculated on a net lease basis; (ii) the amount of space and length of term taken by the Tenant; and (iii) the credit worthiness and quality of the Tenant.

          (c) Within thirty (30) days after Tenant exercises its option to renew, Landlord will advise Tenant of its determination of Fair Market Rent for the renewal term. If Landlord and Tenant cannot agree on the rental rate for the renewal term within thirty (30) days of the date that Landlord provides Tenant with Landlord's determination of Fair Market Rent, then within thirty
(30) days after such failure to reach agreement, Landlord shall furnish to Tenant a notice in writing ("Landlord's Rental Notice") stating what Landlord perceives to be in Fair Market Rent projected to the commencement date of the renewal term. Landlord's Rental Notice shall be accompanied by an opinion from a Qualified Real Estate Appraiser stating the appraiser's opinion of Fair Market Rent and that it has been determined in accordance with this Paragraph.

          (d) If Tenant disagrees with the estimate of Fair Market Rent submitted by Landlord with Landlord's Rental Notice, then within thirty (30) days after receipt of Landlord's Rental Notice, Tenant shall have the right to submit to Landlord an appraisal by a Qualified Real Estate Appraiser of Fair Market Rent effective as of the commencement date of the renewal term. If the higher estimate is not more than one hundred five percent (105%) of the lower estimate, the Fair Market Rent shall be established as the average of the two appraisals. If the higher estimate is more than one hundred five percent (105%) of the lower estimate, the two appraisers acting on behalf of Landlord and Tenant, shall, within fifteen (15) days after Tenant's appraisal has been submitted, jointly appoint a third Qualified Real Estate Appraiser (the "Referee"). If the two appraisers are unable to agree upon the selection of a Referee, then the Referee shall be selected within fifteen (15) days thereafter by an arbitrator pursuant to the rules of the American Arbitration Association.

          (e) The Referee shall, within thirty (30) days after appointment, render his decision, which decision shall be strictly limited to choosing one of the two determinations made by the two appraisers chosen by Landlord and Tenant with respect to Fair Market Rent. The decision of the Referee shall be binding upon Landlord and Tenant and shall constitute the Fixed Rent for the applicable renewal term. Landlord and Tenant shall each pay for their own appraisal, and the cost of the Referee shall be shared equally by Landlord and Tenant.

          (f) As used in this Paragraph, the term "Qualified Real Estate Appraiser" shall mean an appraiser who has at least five (5) years' full time commercial appraisal experience in the area in which the Premises are located.

          (g) Notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise the option to renew granted pursuant to this Paragraph 43 if at the commencement of the Renewal Term or at the time the Option was exercised there exists either (i) a monetary default which has not been cured by Tenant beyond any applicable grace and cure period, or (ii) there exists a non-monetary default beyond applicable grace and cure periods and Tenant has either (a) not as of such date commenced to cure such non-monetary default or (b) is not diligently proceeding to cure such default in a reasonable manner.

     44. Right of First Opportunity and Restriction on Sale and Lease.

          (a) Except as provided hereinbelow, from and after the first anniversary of the Commencement Date, Tenant shall have a right of first opportunity to lease or purchase all or any part of the remaining space in any other building within the Technology Park, whether such space now or hereafter exists. In the event any premises become available (the "Remaining Premises") for lease or purchase during the term ("Availability"), Landlord shall advise Tenant in writing of such Availability and Landlord's intention to offer such Remaining Premises to prospective tenants or buyers, as the case may be ("Landlord's Notice"), and shall furnish to Tenant all of the material terms and conditions of such Availability. For purposes of this Paragraph 44, material terms and conditions shall mean rental rates, tenant improvement allowances, amount of

Additional Rent and expense caps, if applicable, and proposed term. Notwithstanding the foregoing, the right of first opportunity to lease or purchase the portion of the Technology Park which consists of vacant land as of the date hereof shall apply immediately upon the Commencement date and not subsequent to the first anniversary of the Commencement Date.

          (b) Tenant shall have the right, within ten (10) days after receipt of Landlord's Notice, to exercise its right of first opportunity by giving notice in writing to Landlord that it accepts the material terms an conditions of the Availability. If Tenant fails to exercise its right of first opportunity within ten (10) days of receipt of Landlord's Notice, the rights granted Tenant under subparagraph (a) above shall terminate for a period of eighteen (18) months and Landlord may market such Availability to other potential tenants or purchasers. To the extent any of the Availability remains after such eighteen months (18) period, and Landlord intends to continue offering such Availability to prospective tenants and/or purchasers, Landlord shall again provide Tenant with notice of such Availability in accordance with the provisions of Paragraph 44(a) above if the square footage of the Remaining Premises exceeds Ten Thousand (10,000) square feet. If the square footage of the Remaining Premises is less than Ten Thousand (10,000) square feet, then Landlord shall not be required to offer the Remaining Premises to Tenant again. If Tenant exercises its right of first opportunity, Landlord and Tenant shall enter into a final agreement reflecting the terms, covenants and conditions of Tenant's lease or purchase of the Remaining Premises within fifteen (15) days of Landlord's receipt of Tenant's election to exercise its right of first opportunity. Failure to agree on the final terms and conditions of the lease or sale of the Remaining Premises within such fifteen (15) day period shall allow Landlord to immediately market, sell or lease the Remaining Premises to third parties on substantially the same terms offered to Tenant. For purposes of the preceding sentence, substantially the same terms offered to Tenant shall mean that (i) the length of the lease term offered to the third party is not ninety percent (90%) or less than the lease term offered to Tenant; (ii) the rent or sales price offered to the third party is not ninety (90%) or less than the rent or sales price offered to Tenant; and (iii) any tenant improvement allowance, concession or other economic incentives offered to the third party is not one hundred ten percent (110%) or more than the tenant improvement allowance, concession or other economic incentives offered to Tenant. Tenant shall have the right to record a memorandum of this Right of Opportunity. In addition, during the term of this Lease, the Landlord, its successors, assigns and grantees cannot lease or sell any part or all of the Remaining Premises to a materially direct and substantial competitor of Tenant in Tenant's primary business. Tenant shall provide to Landlord at least one time per year during the term of the Lease a list of its competitors. In addition, if Landlord is in doubt as to whether a particular purchaser or Tenant is a materially direct and substantial competitor of Tenant, Landlord may request Tenant's approval of the prospective tenant or purchaser, as the case may be, and Tenant agrees that it shall respond to any request delivered by Landlord pursuant to this subparagraph 44(b) within five (5) business days of receipt of request from Landlord. Notwithstanding anything herein to the contrary, restriction on the Landlord, its successors, assigns and grantees, to lease or sell all or any part of the Remaining Premises to a materially direct and substantial competitor of Tenant in Tenant's primary business shall be null and void, if at the time that Landlord attempts to lease or to sell any part or all of the Remaining Premises to a materially direct and substantial competitor of Tenant in Tenant's primary business if there exists either (i) a monetary default which is not being cured by Tenant beyond any applicable grace and cure periods or (ii) there exists a non-monetary default of a material nature beyond any applicable grace and cure periods and Tenant has not either
(a) as of such date commenced to cure such non-monetary default or (b) is not diligently proceeding to cure such defaults in a reasonable manner.

          (c) Notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise the right of first opportunity granted pursuant to this Paragraph 44 if at such time that it is notified of such availability or upon the date Tenant is to commence leasing the Remaining Space or as of the proposed sales date, as applicable, there exists either (i) a monetary default which has not been cured by Tenant beyond any applicable grace and cure period, or (ii) there exists a non-monetary default beyond applicable grace and cure periods and Tenant has not either (a) as of such date commenced to cure such non-monetary default or (b) is not diligently proceeding to cure such default in a reasonable manner. In addition to the foregoing, the rights granted under this Paragraph 44 shall terminate in the event Tenant assigns the Lease to an entry other than a Tenant Affiliate.

          (d) Notwithstanding the foregoing, the right of first opportunity for purchase shall not apply with respect to a foreclosure or deed in lieu of foreclosure whereby Lender, Lender's subsidiary, or a purchaser at the foreclosure sale obtains title to the Remaining Premises; however, the right of first opportunity of Tenant will apply to any new owner thereafter and any subsequent sale or conveyance of the Remaining Premises.

     45. New Building Rights of First Opportunity.

          (a) At any time subsequent to the first anniversary of the Commencement Date, Tenant shall have the right, at any time, or from time to time, to request that Landlord construct a building on Landlord's property (the "New Building") for lease by Tenant of all or a portion of the New Building by sending Landlord written notice of Tenant's request (the "Tenant's Request to Build"). Tenant's Request to Build shall also provide Landlord with the material terms and conditions of Tenant's building requirements and lease or purchase terms. Within twenty (20) days of Landlord's receipt of Tenant's Request to Build, Landlord shall notify Tenant in writing whether it accepts or rejects Tenant's Request to Build, which decision shall be made by Landlord in its sole and absolute discretion. A rejection or acceptance by Landlord of Tenant's Request to Build shall not amend or modify any of the terms and conditions of this Lease. If Landlord accepts Tenant's Request to

Build, Landlord and Tenant shall promptly and in good faith attempt to execute a "build to suit" lease or other agreement within thirty (30) days of Landlord's acceptance of Tenant's Request to Build. Failure to agree to the final terms and conditions of Tenant's Request to Build within such thirty (30) day period, after prompt and good faith efforts, shall end any obligation of Landlord or Tenant to continue such negotiations.

          (b) During the Term, Tenant shall have a right of first opportunity to lease or purchase all or any portion of any new building to be built by Landlord on its own initiative within the Technology Park or on any other land owned or controlled by Landlord within a one (1) mile radius of the Technology Park. In the event Landlord intends to build any such new building (the "Building Availability"), Landlord shall advise Tenant in writing of such Building Availability and Landlord's intention to build and lease it or sell it to prospective tenants or purchasers, as the case may be ("Landlord's Building Notice") and shall furnish to Tenant all the material terms and conditions of the Building Availability. Tenant shall thereafter have the right, within twenty (20) days of its receipt of Landlord's Building Notice, to exercise its right of first opportunity by giving notice in writing to Landlord that it accepts the material terms and conditions of the Building Availability. If Tenant fails to exercise its rights of first opportunity within twenty (20) days after receipt of Landlord's Building Notice, the rights granted Tenant under this paragraph shall terminate for a period of eighteen (18) months and Landlord may market such new building to other potential tenants or purchasers. To the extent the new building or any portion thereof remains available after eighteen (18) months, and Landlord intends to continue offering such building or portion thereof to prospective tenants and/or purchasers, Landlord shall again provide Tenant with notice of such Building Availability in accordance with the provisions of this paragraph if the square footage of the Building Availability exceeds Ten Thousand (10,000) square feet. If the square footage of the Building Availability is less than Ten Thousand (10,000) square feet, then Landlord shall not be required to offer such Building Availability to Tenant. If Tenant exercises the right of first opportunity, Landlord and Tenant shall enter into a final agreement reflecting the terms, covenants and conditions of Tenant's lease or purchase of the new building or portion thereof within fifteen (15) days of Landlord's receipt of Tenant's election to exercise its right of first opportunity. Failure to agree on the final terms and conditions of the lease or sale of the new building within such fifteen (15) day period shall allow Landlord to immediately market, sell or lease the building to third parties on substantially the same terms offered to Tenant. For purposes of the preceding sentence, substantially the same terms offered to Tenant shall mean that (i) the length of the lease term offered to the third party is not ninety percent (90%) or less than the lease term offered to Tenant; (ii) the rent or sales price offered to the third party is not ninety (90%) or less than the rent or sales price offered to Tenant; and (iii) any tenant improvement allowance, concession or other economic incentives offered to the third party is not one hundred ten percent (110%) or more than the tenant improvement allowance, concession or other economic incentives offered to Tenant. In addition, during the Term of this Lease, Landlord, its successors, assigns and grantees cannot lease or sell any part of a new building to a materially direct and substantial competitor of Tenant, as defined in Paragraph 44(c). Notwithstanding anything herein to the contrary, restriction on the Landlord, its successors, assigns and grantees, to lease or sell all or any part of the Building Availability to a materially direct and substantial competitor of Tenant in Tenant's primary business shall be null and void, if at the time that Landlord attempts to lease or to sell any part or all of the Building Availability to a materially direct and substantial competitor of Tenant in Tenant's primary business if there exists either (i) a monetary default which is not being cured by Tenant beyond any applicable grace and cure periods or
(ii) there exists a non-monetary default of a material nature beyond any applicable grace and cure periods and Tenant has not either (a) as of such date commenced to cure such non-monetary default or (b) is not diligently proceeding to cure such defaults in a reasonable manner.

          (c) Notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise its rights of first opportunity if at the time of Landlord's Building Notice, the proposed construction start date of the new building, the date upon which Tenant is to commence leasing the new building or as of the proposed sales date of the new building as may be applicable there exists either (i) a monetary default which has not been cured by Tenant beyond any applicable grace and cure period, or (ii) there exists a non-monetary default beyond applicable grace and cure periods and Tenant has either (a) not as of such date commenced to cure such non-monetary default or (b) is not diligently proceeding to cure such default in a reasonable manner. In addition to the foregoing, the rights granted under this Paragraph 45 shall terminate in the event Tenant assigns the Lease to an entity other than a Tenant Affiliate.

          (d) Notwithstanding the foregoing, the right of first opportunity to purchase all or any portion of any New Building to be built by Landlord shall not apply with respect to a foreclosure or deed in lieu of foreclosure whereby Lender, Lender's subsidiary, or a purchaser at a foreclosure sale obtains title to the land in the Technology Park or within a one-mile radius of the Technology Park; however, the right of first opportunity to purchase all or any portion of any New Building of Tenant will apply to any new owner thereafter and any subsequent sale or conveyance of such land.

     46. Radon Gas. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

     47. Confidentiality.

          Landlord and Tenant shall not make, nor shall it authorize any broker to make, any public announcement or press release concerning this transaction unless it has received the other party's written consent, which will not be unreasonably withheld or delayed. The foregoing shall not be construed to prohibit Landlord or Tenant from disclosing the terms and conditions contained herein to their respective attorneys, accountants and lenders.

       48.    Governing Law.

              This Lease shall be construed and interpreted in accordance with the laws of the state where the Premises are located, except for its conflict of law rules.

       49.    Notices.

              Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested, or overnight delivery service, to the following:

              If to Tenant:                Paradyne Corporation
                                           8545 126th Avenue North
                                           Largo, Florida 33773
                                           Attn: Lease Administration

              with a copy to:              Paradyne Corporation
                                           8545 126th Avenue North
                                           Largo, Florida 33773
                                           Attn: Law Department

              If  to Landlord:             Townsend Property Trust Limited
                                           Partnership
                                           210 West Pennsylvania Avenue
                                           Suite 610
                                           Towson, Maryland 21204

              with a copy to:              Judy Waranch, Esquire
                                           The Townsend Company
                                           210 West Pennsylvania Avenue
                                           Suite 610
                                           Towson, Maryland 21204

              and:                         Carlton, Fields, Ward, Emmanuel,
                                             Smith & Cutler, P.A.
                                           One Harbour Place
                                           777 South Harbour Island Boulevard
                                           Tampa, Florida 33602 - 5799
                                           Attn:  Roger D. Schwenke, Esquire

Notice shall be deemed to have been given on the date received, if delivered personally or by overnight delivery service, or, if mailed, three (3) business days after the date postmarked.

       50.    Counterparts.

              This Lease may be executed in one or more counterparts each one of which shall be deemed an original.

       51.    Entire Agreement; Waiver.

              This Lease constitutes the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto. Landlord and Tenant shall not be deemed to have waived any provisions contained in this Lease unless such waiver is set forth in writing. Acceptance of partial payment of rent by Landlord shall not be deemed an accord and satisfaction.

       52. Name of Technology Park. Landlord shall have the right to name or rename the Technology Park; provided, however, the Technology Park shall not be named after another tenant of the Technology Park or a substantial and materially direct competitor of Tenant, so long as Tenant leases the same amount of space covered by this Lease or more space.

       53. No Partnership. The rights and obligations of the parties under this Lease shall create a landlord/tenant relationship and nothing herein shall be construed to form any type of partnership or joint venture between Landlord and Tenant.

       54. Waiver of Jury Trial. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Premises.

       55. Force Majeure. As used in this Lease, the term "Force Majeure" shall mean a delay occasioned by acts of God, the application of governmental regulations (to the extent the delay occasioned thereby is not a result of a specific action or inaction of Landlord, wars, civil unrest, and strikes (provided, however, delays occasioned by strikes that could be resolved by Landlords's payment of money shall not constitute a strike for purposes of this definition) or other reasons beyond the reasonable control of the party delayed in doing the acts required under this Lease. The provisions of this paragraph shall not operate to excuse Tenant from prompt payment of the Rent required by the terms of this Lease.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                     TOWNSEND PROPERTY TRUST LIMITED
                                     PARTNERSHIP, a Maryland limited
                                     partnership

                                     By:  DWT ATRIUM, INC., a Maryland
WITNESSES:                                corporation, its general partner

/s/          [SIG]                   By:  /s/            [SIG]
--------------------------------          -------------------------------------
Print Name:       [SIG]                   Print Name:          [SIG]
           ---------------------                     --------------------------
                                          Its:         Vice President
/s/          [SIG]                            ---------------------------------
--------------------------------                            "LANDLORD"
Print Name:        [SIG]
           ---------------------


                                     PARADYNE CORPORATION


/s/   STEPHEN KUSSNER                By:  /s/           [SIG]
--------------------------------          -------------------------------------
Print Name:   Stephen Kussner             Print Name:          [SIG]
           ---------------------                     --------------------------
                                          Its:      Senior Vice President
/s/   CHARLENE CARPENTER                       --------------------------------
--------------------------------                         "TENANT"
Print Name:  Charlene Carpenter
           ---------------------

                                   EXHIBIT A



LEGAL DESCRIPTION:


PARCEL 1:


LOTS 4 AND 5 PINELLAS GROVES IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, FLAT BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA. LESS THAT PART LYING WITHIN 72 FEET OF SURVEY LINE OF STATE ROAD 688 AND LESS THE EAST 140 FEET OF THE SOUTH 700 FEET OF LOT 4; ALSO DESCRIBED AS:
FROM THE NORTHWEST CORNER OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, RUN SOUTH 89 DEGREES 01'16" EAST, ALONG THE NORTH BOUNDARY OF SAID SECTION, 679.29 FEET; THENCE RUN SOUTH 0 DEGREES 10'00" WEST, 72.00 FEET TO A POINT OF BEGINNING. THENCE RUN SOUTH 89 DEGREES 01' 16" EAST 679.29 FEET ALONG THE SOUTH BOUNDARY OF ULMERTON ROAD; THENCE RUN SOUTH 0 DEGREES 09'36" WEST, 562.94 FEET, ALONG THE EAST BOUNDARY OF SAID LOT 4; THENCE RUN NORTH 89 DEGREES 02'30" WEST,
140.00 FEET; THENCE RUN SOUTH 0 DEGREES 09'36" WEST, 700.00 FEET TO THE SOUTH BOUNDARY OF SAID LOT 4; THENCE RUN NORTH 89 DEGREES 02'30" WEST, 539.44 FEET
TO THE SOUTHWEST CORNER OF SAID LOT 5; THENCE RUN NORTH 0 DEGREES 10'00" EAST 1263.18 FEET, ALONG THE WEST LINE OF SAID LOT 5 TO THE POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING:

COMMENCE AT THE NORTHWEST CORNER OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS COUNTY, FLORIDA; THENCE RUN SOUTH 00 DEGREES 10'50" WEST ALONG THE WEST LINE OF SAID SECTION 12, A DISTANCE OF 382.08 FEET TO A POINT; THENCE SOUTH 89 DEGREES 01'16" EAST A DISTANCE OF 60.00 FEET TO A POINT ON THE EAST RIGHT-OF-WAY LINE OF STARKEY ROAD, SAID POINT ALSO BEING ON THE SOUTH RIGHT-OF-WAY LINE OF 133RD AVENUE N.; THENCE CONTINUE SOUTH 89 DEGREES 01'16" EAST ALONG SAID SOUTH RIGHT-OF-WAY LINE OF 133RD AVENUE N., A DISTANCE OF
619.33 FEET, TO THE NORTHEAST CORNER OF THE STARKEY-ULMERTON BUSINESS PARK AS RECORDED IN PLAT BOOK 96, PAGE 82, PINELLAS COUNTY, FLORIDA, ALSO BEING THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 89 DEGREES 01'16" EAST ALONG SAID SOUTH RIGHT-OF-WAY LINE A DISTANCE OF 251.86 FEET; THENCE SOUTH 00 DEGREES 09'19" WEST A DISTANCE OF 253.02 FEET; THENCE NORTH 89 DEGREES 02'30" WEST A DISTANCE OF 251.93 FEET ALONG THE NORTHERLY BOUNDARY OF THE PROPERTY DESCRIBED ON O.R. BOOK 5105, PAGE 1978, PINELLAS COUNTY RECORDS, TO THE EASTERLY BOUNDARY OF SAID STARKEY-ULMERTON BUSINESS PARK; THENCE NORTH 00 DEGREES 09'19" EAST ALONG SAID EASTERLY LINE OF STARKEY-ULMERTON BUSINESS PARK, A DISTANCE OF 253.11 FEET TO THE POINT OF BEGINNING.

A PORTION OF LOT 5, IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS GROVES, RECORDED IN PLAT BOOK 1, PAGE 55 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, DESCRIBED AS FOLLOWS: COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS COUNTY, FLORIDA; THENCE ALONG THE NORTH BOUNDARY OF SAID SECTION 12, SOUTH 89 DEGREES 01'16" EAST, 310.00 FEET; THENCE SOUTH 00 DEGREES 10'25" WEST, 72.00 FEET TO THE SOUTH RIGHT-OF-WAY BOUNDARY OF ULMERTON ROAD, STATE ROAD NO. 688 (D.O.T. SECTION NO. 15120-2502); THENCE ALONG SAID SOUTH RIGHT-OF-WAY BOUNDARY SOUTH 89 DEGREES 01'16" EAST, 377.58 FEET FOR A POINT AT BEGINNING; THENCE CONTINUE ALONG SAID SOUTH RIGHT OF WAY BOUNDARY SOUTH 89 DEGREES 01'16" EAST,
60.00 FEET; THENCE SOUTH 00 DEGREES 10'25" WEST, 250.00 FEET; THENCE NORTH 89 DEGREES 01'16" WEST, 60.00 FEET; THENCE NORTH 00 DEGREES 10'25" EAST, 250.00 FEET TO THE POINT OF BEGINNING.


PART OF LOTS 4 & 5 OF "PINELLAS GROVES" AS RECORDED IN PLAT BOOK 1, PAGE 55 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA. PARCEL LOCATED IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE NORTHWEST CORNER OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST; THENCE SOUTH 89 DEGREES 01'16" EAST ALONG THE NORTH LINE OF SAID SECTION 12, ALSO KNOWN AS THE CENTER LINE OF ULMERTON ROAD 60.00 FEET, THENCE SOUTH 00 DEGREES 10'25" WEST, 322.00 FEET; THENCE SOUTH 89 DEGREES 01'16" EAST 770.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89 DEGREES 01'16" EAST 528.66 FEET TO THE EAST LINE OF LOT 4; THENCE SOUTH 00 DEGREES 09'36" WEST ALONG THE EAST LINE OF LOT 4 60.01 FEET; THENCE NORTH 89 DEGREES 01'16" WEST 528.67 FEET; THENCE NORTH 00 DEGREES 10'25" EAST 60.00 FEET TO THE POINT OF BEGINNING.

A PORTION OF LOT 4, LYING IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30
SOUTH, RANGE 15 EAST, OF PINELLAS GROVES PLAT AS RECORDED IN PLAT BOOK 1, PAGE 55 OF PINELLAS COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE SOUTHEAST CORNER OF SAID LOT 4; THENCE NORTH 0 DEGREES 09'36" EAST ALONG THE EAST LINE OF SAID LOT 4 FOR 700.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 10 DEGREES 26'49" WEST, FOR 258.03 FEET TO A POINT ON THE EXISTING SOUTH RIGHT-OF-WAY LINE OF 133RD AVENUE NORTH; THENCE SOUTH 89 DEGREES 01'16" EAST, ALONG SAID SOUTH RIGHT-OF-WAY LINE FOR 47.50 FEET TO A POINT ON SAID EAST LINE OF LOT 4; THENCE SOUTH 0 DEGREES 09'36" WEST, ALONG SAID EAST LINE OF LOT 4, FOR
252.94 FEET TO THE POINT OF BEGINNING.

SOUTH 700 FEET OF LOT 5 AND SOUTH 700 FEET OF LOT 4, LESS THE EAST 140 FEET OF SAID LOT 4, PINELLAS GROVES IN NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, ACCORDING TO PLAT THEREOF RECORDED IN PLAT BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.


A PORTION OF LOT 5, IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS GROVES, RECORDED IN PLAT BOOK 1, PAGE 55, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, DESCRIBED AS FOLLOWS: COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS COUNTY, FLORIDA; THENCE ALONG THE NORTH BOUNDARY OF SAID SECTION 12, SOUTH 89 DEGREES 01'16" EAST 310.00 FEET; THENCE SOUTH 00 DEGREES 10'25" WEST 72.00 FEET TO THE SOUTH RIGHT OF WAY BOUNDARY OF ULMERTON ROAD, STATE ROAD 688 (D.O.T. SECTION NO. 15120-2502); THENCE ALONG SAID SOUTH RIGHT OF WAY BOUNDARY, SOUTH 89 DEGREES 01'16" EAST 437.58 FEET FOR A POINT OF BEGINNING; THENCE CONTINUE ALONG SAID SOUTH RIGHT OF WAY BOUNDARY, SOUTH 89 DEGREES 01'16" EAST, 135.00 FEET; THENCE SOUTH 00 DEGREES 10'25" WEST, 250.00 FEET; THENCE NORTH 89 DEGREES 01'16" WEST, 135.00 FEET; THENCE NORTH 00 DEGREES 10'25" EAST, 250.00 FEET TO THE POINT OF BEGINNING.


A PORTION OF LOT 4, LYING IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30
SOUTH, RANGE 15 EAST, OF PINELLAS GROVES PLAT AS RECORDED IN PLAT BOOK 1, PAGE 55 OF PINELLAS COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE SOUTHEAST CORNER OF SAID LOT 4; THENCE NORTH 0 DEGREES 09'36" EAST ALONG THE EAST LINE OF SAID LOT 4, FOR 1012.94 FEET TO A POINT ON THE EXISTING NORTH RIGHT OF WAY LINE OF 133RD AVENUE NORTH AND THE POINT OF BEGINNING; THENCE
NORTH 89 DEGREES 01'16" WEST ALONG SAID NORTH RIGHT OF WAY LINE, FOR 83.00
FEET; THENCE NORTH 45 DEGREES 34'10" EAST FOR 67.40 FEET; THENCE NORTH 0 DEGREES 09'36" EAST, FOR 187.00 FEET; THENCE NORTH 44 DEGREES 25'50" WEST, FOR 21.36 FEET, TO A POINT ON THE EXISTING SOUTH RIGHT OF WAY OF ULMERTON ROAD (S.R. 688), AS RECORDED IN INSTRUMENT NO. 61122-B, IN OFFICIAL RECORDS BOOK 1659, PAGE 262, OF PINELLAS COUNTY RECORDS; THENCE SOUTH 89 DEGREES 01'16" EAST, ALONG WITH SOUTH RIGHT-OF-WAY LINE, FOR 50.00 FEET TO A POINT ON SAID EAST LINE OF LOT 4; THENCE SOUTH 0 DEGREES 09'36" WEST, ALONG SAID EAST LINE OF LOT 4, FOR 250.00 FEET TO THE POINT OF BEGINNING.

FROM THE NORTHWEST CORNER OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, RUN ALONG THE NORTH LINE OF SAID SECTION 12, ALSO KNOWN AS THE CENTER LINE OF ULMERTON ROAD, SOUTH 89 DEGREES 01'16" EAST, 60.00 FEET, THENCE SOUTH 00 DEGREES 10'25" WEST, 322.00 FEET TO A POINT OF BEGINNING; THENCE SOUTH 89 DEGREES 01'16" EAST, 770.00 FEET, THENCE SOUTH 00 DEGREES 10'25" WEST, 60.00 FEET, THENCE NORTH 89 DEGREES 01'16" WEST, 770.00 FEET; THENCE NORTH 00 DEGREES 10'25" EAST 60.00 FEET TO THE POINT OF BEGINNING.


THAT PORTION OF LOT 5 IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS GROVES, RECORDED IN PLAT BOOK 1, PAGE 55 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA; LYING WEST OF FOUNTAIN WAY AS DESCRIBED IN O.R. BOOK 7396, PAGE 927.


PARCEL 2:


THE NORTH 1/2 OF LOT 10, IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS GROVES, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:


FROM THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 12, THENCE NORTH 00 DEGREES 10'25" EAST ALONG THE WEST LINE OF SECTION 12, A DISTANCE OF 667.71 FEET, THENCE SOUTH 89 DEGREES 03'06" EAST, 679.52 FEET FOR A POINT OF BEGINNING, THENCE NORTH 00 DEGREES 10'01" EAST, 667.59 FEET TO THE NORTHWEST CORNER OF SAID LOT 10; THENCE SOUTH 89 DEGREES 02'30" EAST, 339.72 FEET TO THE NORTHEAST CORNER OF LOT 10; THENCE SOUTH 00 DEGREES 09'49" WEST, ALONG THE EAST LINE OF LOT 10, A DISTANCE OF 667.53 FEET; THENCE NORTH 89 DEGREES 03'06" WEST,
339.76 FEET TO THE POINT OF BEGINNING.


PARCEL 3:


THE EAST 200 FEET OF LOT EIGHT, IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, ACCORDING TO THE PLAT OF PINELLAS GROVES, RECORDED IN PLAT BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:


FROM THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 12, THENCE NORTH 00 DEGREES 10'25" EAST, ALONG THE WEST LINE OF SECTION 12, A DISTANCE OF
667.71 FEET TO THE SOUTHWEST CORNER OF SAID LOT 8, THENCE SOUTH 89 DEGREES 03'06" EAST, ALONG THE SOUTH LINE OF LOT 8, A DISTANCE OF 479.50 FEET FOR A POINT OF BEGINNING; THENCE NORTH 00 DEGREES 10'01" EAST, 667.63 FEET TO THE NORTH LINE OF LOT 8, THENCE SOUTH 89 DEGREES 02'30" EAST, 200.02 FEET TO THE NORTHEAST CORNER OF LOT 8; THENCE SOUTH 00 DEGREES 10'01" WEST, 667.59 FEET TO THE SOUTHEAST CORNER OF LOT 8, THENCE NORTH 89 DEGREES 03'06" WEST, 200.02 FEET TO THE POINT OF BEGINNING.

PARCEL 4:


THE NORTH 60 FEET OF LOT 8, LESS THE EAST 200 FEET, AND LESS THE WEST 60 FEET FOR ROAD RIGHT-OF-WAY, IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS GROVES, AS RECORDED IN PLAT BOOK 1, PAGE 55, PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:


FROM THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 12, THENCE NORTH 00 DEGREES 10'25" EAST, ALONG THE WEST LINE OF SAID SECTION 12, A DISTANCE OF 1,335.42 FEET; THENCE SOUTH 89 DEGREES 02'30" EAST, 60 FEET TO THE EAST RIGHT-OF-WAY LINE OF STARKEY ROAD FOR A POINT OF BEGINNING; THENCE CONTINUE SOUTH 89 DEGREES 02'30" EAST, 419.42 FEET; THENCE SOUTH 00 DEGREES 10'01" WEST,
60.01 FEET; THENCE NORTH 89 DEGREES 02'30" WEST, 419.42 FEET; TO THE EAST RIGHT-OF-WAY LINE OF STARKEY ROAD; THENCE NORTH 00 DEGREES 10'25" EAST ALONG SAID EAST RIGHT-OF-WAY LINE A DISTANCE OF 60.01 FEET TO THE POINT OF BEGINNING.


PARCEL 5:


ALL OF LOT 3 IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, AS SHOWN ON THE PLAT OF PINELLAS GROVES, INC., AS RECORDED IN PLAT BOOK 1, PAGE 55 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, LESS THAT PART OF SAID LOT LYING WITHIN 72 FEET OF THE SURVEY LINE OF STATE ROAD 688, CONVEYED TO THE STATE OF FLORIDA BY INSTRUMENT RECORDED IN OFFICIAL RECORDS BOOK 1659, PAGE 262, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.


LESS THE WEST 45 FEET OF THE NORTH 310 FEET OF SAID LOT 3 LYING SOUTH OF THE EXISTING 72 FOOT RIGHT OF WAY FOR ULMERTON ROAD (SR 688) CONVEYED TO THE CITY OF LARGO BY INSTRUMENT RECORDED IN OFFICIAL RECORDS BOOK 7396, PAGE 929, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.


PARCEL 6:


THE SOUTH 700 FEET OF LOT 5 AND SOUTH 700 FEET OF LOT 4, PINELLAS GROVES, IN NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, ACCORDING TO THE MAP OR PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE 55, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.

PARCEL 7:


LOTS 12 AND 13 IN THE NORTHWEST 1/4 OF SECTION 12, TOWNSHIP 30 SOUTH, RANGE 15 EAST, AS SHOWN ON THE PLAT OF PINELLAS GROVES INC., ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE 55, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.


LESS THAT PART OF SAID LOTS LYING WITHIN 30 FEET OF THE SOUTH LINE OF THE NORTHWEST 1/4 OF SAID SECTION 12 CONVEYED TO PINELLAS COUNTY BY INSTRUMENT RECORDED IN OFFICIAL RECORDS BOOK 4948, PAGE 1098, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.


PARCEL 8:


TRACT A, PINELLAS CENTER, AS RECORDED IN PLAT BOOK 78, PAGES 71 AND 72, OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA.


LESS THE FOLLOWING DESCRIBED PARCEL; COMMENCE AT THE SOUTHWEST CORNER OF SAID TRACT A, THENCE ALONG THE WEST BOUNDARY NORTH 00 DEGREES 10'20" EAST, 652.81 FEET, THENCE PARALLEL WITH THE SOUTH LINE OF SAID TRACT, SOUTH 89 DEGREES 01'43" EAST, 209.61 FEET; THENCE PARALLEL WITH THE EAST LINE OF SAID TRACT SOUTH 0 DEGREES 10'57" WEST, 322.81 FEET THENCE PARALLEL WITH THE SOUTH LINE OF SAID TRACT NORTH 89 DEGREES 01'43" WEST, 75.0 FEET, THENCE PARALLEL WITH THE EAST LINE OF SAID TRACT SOUTH 0 DEGREES 10'57" WEST, 330.0 FEET TO THE SOUTH LINE OF SAID TRACT; THENCE ALONG THE SOUTH LINE OF SAID TRACT NORTH 89 DEGREES 01'43" WEST, 134.39 FEET TO THE POINT OF BEGINNING.

                                   EXHIBIT G


                             RULES AND REGULATIONS


A. Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant.

B. Furniture, freight and other large or heavy articles and all other deliveries shall be at the Tenant's sole responsibility and risk. All damage done to the Property by moving or maintaining such furniture, freight, or articles shall be repaired by Landlord at Tenant's expense.

C. Tenant shall not overload any floor or part thereof in the Premises, or Property, unless appropriate precautions are taken.

D. The toilet room, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown herein and the expense of any breakage, stoppage, or damage resulting from violation of this Rule shall be borne by the Tenant, who or whose employees or invitees shall have caused it.

E. Landlord reserves the right to exclude or expel from the Technology Park any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, or sell, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time sell, purchase or give away food in any form by or to any of Tenant's agents or employees or any other parties on the Premises nor permit any of the same to occur (other than in lunch rooms or kitchens for employees or vending machines which does not violate any Laws or bother or annoy any other tenant).

F. Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises.

G. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut of all task lights and water faucets in the Premises.

H. Tenant will not use the Premises for any immoral purposes.

I. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any external door or external window, or which change existing locks or the mechanisms thereof on external doors or external windows, unless the keys for the primary external access doors are supplied to Landlord so that Landlord will have access solely during an emergency.

J. Parking shall be available in areas designated for Tenant parking on Exhibit "D" to the Lease. Tenant and its employees, agents and visitors shall not use parking in any other areas of the Technology Park. In case of any violation of these provisions, Landlord may refuse to permit the violator to park and may remove the vehicle owned or driven by the violator from the Technology Park without liability whatsoever, at such violator's risk and expense. Every parker is required to park and lock his own car. Washing, waxing, cleaning or servicing of any vehicle is prohibited.

                                   EXHIBIT H
          RULES AND REGULATIONS FOR USE OF THE COMMUNICATION EQUIPMENT
                                 (Paragraph 30)

     Permission is granted, free of rental charge, for the Tenant to install the Communication Equipment specified in Paragraph 30 at the Premises on the roof and building structure, at Tenant's sole cost and expense, subject to the following restrictions:

     (a) The location and means of securing the Communication Equipment must be approved by Landlord or its designated agent, which shall not be unreasonably withheld or delayed. Tenant shall be responsible for any damage to the Building roof or structure or any surrounding property resulting from the installation or operation of the Communication Equipment, including, but not limited to, damage resulting from wind, ice or any other causes. The Communication Equipment shall not damage the Building, the structure or the system of communication devised by any other user authorized by Landlord or users at neighboring properties. If such damage or interference shall occur, Tenant shall correct same promptly.

     (b) Tenant agrees to maintain the Communication Equipment in a proper and safe operating condition.

     (c) Tenant shall comply with all codes, rules, regulations and conditions of any applicable governmental agency and shall pay for all legal, engineering and other expenses incident thereto. Prior to installation, Tenant shall provide Landlord with a copy of all required permits, licenses, or evidence of authority to operate from this location.

     (d) Installation of the Communication Equipment shall be performed, at Tenant's sole cost and expense, in a responsible and workmanlike manner by personnel with all necessary skill and expertise.

     (e) Tenant shall be responsible for any costs associated with furnishing electricity for the Communication Equipment.

     (f) Tenant shall remove the Communication Equipment and restore the roof and structure to its original condition, except for ordinary wear and tear, at the earlier of Tenant's cessation of use of the Communication Equipment or the expiration of the term of this Lease or any renewal term thereof, at Tenant's sole cost and expense. The Communication Equipment shall, at all times, remain the property of Tenant and Tenant shall have the right to remove it at any time, subject to the terms and conditions herein.

     (g) Tenant shall be responsible for implementing appropriate screening as reasonably required by Landlord.

     (h) Tenant agrees to indemnify, defend and hold Landlord harmless from any claim resulting from property damage or personal injury arising in connection with the installation, maintenance, existence or removal of the Communication Equipment and shall carry insurance (or shall be self-insured as permitted under this Lease) to cover such liability and property damages.

     (i) Notwithstanding in this Exhibit E or Paragraph 30 to the contrary, Tenant agrees that any new Communication Equipment installed by Tenant subsequent to the Commencement Date shall not unreasonably interfere with any other communication equipment installed by any other tenants in the Technology Park and that Tenant shall stop using any such new Communication Equipment until such time as any interference is corrected. In consideration for the foregoing, Landlord agrees that it shall cause all other tenants of the Technology Park to stop using any communication equipment installed by them if such communication equipment unreasonably interferes with any of Tenant's Communication Equipment. In addition, the installation of any new Communication Equipment by Tenant on the roof of the Buildings shall not violate any warranties for the roofs and Tenant shall assume the responsibility for making any repairs to the roof or other portions of the Buildings as a result of the installation, operation or removal of the Communication Equipment.

                                   EXHIBIT I
THIS INSTRUMENT PREPARED BY
AND RETURN TO:
Stephen L. Kussner, Esquire
Annis, Mitchell, Cockey,
Edwards & Roehn, P.A.
Post Office Box 3433
Tampa, Florida 33601



                  MEMORANDUM OF LEASE AND SHORT FORM OF LEASE


     THIS IS A MEMORANDUM OF LEASE AND SHORT FORM OF LEASE by and between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and PARADYNE CORPORATION, a Delaware corporation ("Tenant"), whereby Landlord does hereby lease the Premises to Tenant upon the following terms:

     Date of Lease:          _________________________, 1997.

     Premises: See Exhibit A attached hereto.

     The primary term of the Lease shall commence _______________ 1997.

     Primary term: Ten (10) years.

     Renewal option(s): Two (2) renewal terms of five (5) years each (the "Extension(s)").

     Tenant Rights: The Lease contains (i) a right of first opportunity granted to Tenant to lease or purchase all or any part of the remaining space in any other buildings within the Paradyne Technology Park described in Exhibit B attached hereto.

     The Lease expressly provides that the interest of Landlord in the Paradyne Technology Park shall not be subject to liens for improvements made by Tenant.

     The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed. In the event of any conflict between the terms of this Memorandum of Lease and the Lease, the terms of the Lease shall control. Parties are put on notice that they should review the Lease for more detail of the terms and conditions of the Lease.

     IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgements.


Witnesses:                        LANDLORD:
                                  TOWNSEND PROPERTY TRUST LIMITED
                                  PARTNERSHIP, a Maryland limited
                                  partnership

                                  By:  DWT ATRIUM, INC., a Maryland
                                       corporation

                                  By:
-----------------------------        --------------------------------
Name:                                Name:
     ------------------------             ---------------------------
                                     Title:
                                           --------------------------

-----------------------------
Name:
     ------------------------     Address:  210 West Pennsylvania Avenue
                                            Townsend, Maryland 21204



                                  TENANT:

                                  PARADYNE CORPORATION, a Delaware
                                  limited partnership

                                  By:  PARADYNE CORPORATION, a
                                       Delaware corporation

                                       By:
-----------------------------             ---------------------------
Name:                                     Name:
     ------------------------                  ----------------------
                                          Title:
                                                ---------------------

-----------------------------
Name:                             Address:  8545 126th Avenue North
     ------------------------               Largo, Florida 33773


EXHIBIT A:     Description of Premises
EXHIBIT B:     Description of Paradyne Technology Park

STATE OF
        ----------------
COUNTY OF
         ---------------

     The foregoing instrument was acknowledged before me this________________ day of ______________, 1997, by ____________________, as __________________
of DWT ATRIUM, INC., a Maryland corporation which is the general partner of TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the corporation and on behalf of the limited partnership. He/She is personally known to me or has produced ______________________ as identification.




                                        ----------------------------------
                                        NOTARY PUBLIC
                                        Name:
                                             -----------------------------
                                        Serial Number:
                                                      --------------------
                                        My Commission Expires:
                                                              ------------



STATE OF
        ----------------
COUNTY OF
         ---------------

     The foregoing instrument was acknowledged before me this ________________ day of ____________________, 1997, by ____________________, as _____________
of PARADYNE CORPORATION, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced _________________________ as identification.




                                        ----------------------------------
                                        NOTARY PUBLIC
                                        Name:
                                             -----------------------------
                                        Serial Number:
                                                      --------------------
                                        My Commission Expires:
                                                              ------------

                                  EXHIBIT "A"

                                   EXHIBIT J
                                   ---------


                       TERMINATION OF MEMORANDUM OF LEASE
                       ----------------------------------

                                  EXHIBIT "J"




THIS INSTRUMENT PREPARED BY
AND RETURN TO:
Jeanette Flores, Esquire
CARLTON FIELDS
One Harbour Place
777 S. Harbour Island Blvd.
Tampa, FL 33602-5799





          TERMINATION OF MEMORANDUM OF LEASE AND SHORT FORM OF LEASE
          ----------------------------------------------------------


     THIS IS A TERMINATION OF MEMORANDUM OF LEASE AND SHORT FORM OF LEASE by and between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), the PARADYNE CORPORATION, a Delaware corporation ("Tenant"), whereby Landlord and Tenant hereby agree that as of ____________, ______________ that certain Lease described in that Memorandum of Lease and Short Form of Lease by and between Landlord and Tenant recorded in Official Record Book____________, Page ___________, Public Records of Pinellas County, Florida on _____________________________ is terminated and that the foregoing Memorandum of Lease and Short Form of Lease is hereby terminated and cancelled of record, and that Tenant no longer has any right, title and interest in any of the properties described therein.

     IN WITNESS WHEREOF the parties have executed this Termination of Memorandum of Lease and Short Form of Lease as of this ______ day of __________________, 1997.



Witnesses:                         LANDLORD:

                                   TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership

                                   By:  DWT ATRIUM, INC., a Maryland
                                        corporation


                                   By:
------------------------------          ----------------------------------
Name:                                   Name:
     -------------------------               -----------------------------
                                        Title:
                                              ----------------------------

------------------------------     Address:   210 West Pennsylvania Avenue
Name:                                         Towson, Maryland 21204
     -------------------------

Witnesses:                              TENANT:

                                        PARADYNE CORPORATION, a Delaware
                                        limited partnership



                                        By:
-----------------------------                 -----------------------------
Name:                                         Name:
     ------------------------                      ------------------------
                                              Title:
                                                    -----------------------


-----------------------------
Name:                                   Address:    8545 126th Avenue North
     ------------------------                       Largo, Florida 33733

STATE OF
        ----------------
COUNTY OF
         ---------------

     The foregoing instrument was acknowledged before me this ______________ day of _______________, 1997, by ____________________, as ___________________
of DWT ATRIUM, INC., a Maryland corporation, which is the general partner of TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership, on behalf of the corporation and on behalf of the limited partnership. He/She is personally known to me, or has produced _________________________________ as identification.




                                        ----------------------------------
                                        NOTARY PUBLIC

                                        Name:
                                             -----------------------------
                                        Serial No.
                                                  ------------------------
                                        My Commission Expires:
                                                              ------------



STATE OF
        ----------------
COUNTY OF
         ---------------

     The foregoing instrument was acknowledged before me this _______________ day of ______________, 1997, by ____________________, as ___________________
of PARADYNE CORPORATION, a Delaware corporation, on behalf of the corporation. He/She is personally known to me, or has produced _________________________ as identification.




                                        ----------------------------------
                                        NOTARY PUBLIC

                                        Name:
                                             -----------------------------
                                        Serial No.
                                                  ------------------------
                                        My Commission Expires:
                                                              ------------


                                       3